Appendix 1 - Stock Plan
Appendix 2 - Stock-based bonus plan

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission only

(as permitted by Rule 14a-6(e)(2)).
☒ Definitive proxy statement.

☐ Definitive additional materials.

☐ Soliciting material under Rule 14a-12.

Philip Services Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

      Payment of Filing Fee (check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

November 19, 2002

Shareholders
Philip Services Corporation

Dear Shareholder:

A great deal has transpired with your Company over the past year. Coming out of bankruptcy is never easy. Compounding our situation has been the economic downturn accelerated by the events of September 11, 2001. It has been a difficult period, but we are making progress on the road back.

In March 2002, the Board of Directors accepted the resignation of the Chairman and CEO, and decided to restructure senior management and move the headquarters from Chicago to Houston. The Board delegated more authority and responsibility to the presidents of the three operating divisions, and focused the role of corporate headquarters toward providing financial and administrative support. Mike Ramirez has become the Chief Financial Officer, and I was appointed Chairman and Principal Executive Officer. The move to Houston has been very positive both in terms of efficiency and in cost savings.

Recently we announced the proposed sale of our Project Services Group (PSD). While PSD delivers quality services, it has become difficult for us to support the cyclical nature of the PSD business. We are combining our industrial cleaning and environmental management businesses. The new combined unit will operate under the direction of Brian Recatto. These moves are intended to help us improve our productivity and better manage our assets. We believe that if we can obtain appropriate value for PSD, these steps will strengthen our operating model and position us to take advantage of business opportunities as the economy improves.

This year there has been a significant turnaround in the steel market. PSC’s Metals division has benefited from this. The Metals division is currently profitable and there are no plans to divest it.

The Company is seeking to replace its revolving operating facility, which expires in April 2003. The revolving facility has been costly, but is essential to provide funding for the Company’s operating activities. It is a priority to replace this facility on the best possible terms.

The Proxy Statement and 2001 Annual Report on Form 10-K accompany this letter. The financial and compensation information in these documents relates primarily to the Company’s record in 2001, as our annual meeting was delayed from its usual time in May to December. The most recent financial information on your Company can be found in our latest quarterly report on Form 10-Q, which was filed with the Securities and Exchange Commission on November 12, 2002, and is available on our website, www.contactpsc.com. The PSC website also has current descriptive information about the Company.

5151 SAN FELIPE, SUITE 1600, HOUSTON, TX 77058, USA  713.623.8777  FAX 713.625.7088

In the Proxy Statement you, as a shareholder, are being asked to vote on the customary items: election of directors, and ratification of the appointment of our accounting firm, KPMG, LLP. There is also a proposal to amend and restate the Certificate of Incorporation, to amend the Non-Employee Directors Restricted Stock Plan, and to adopt a new Stock-Based Bonus Plan. It is essential that you carefully read the information in the Proxy Statement before voting.

With the new management team and the restructuring of our business units, we need the flexibly to provide incentive compensation to our key employees. These proposals in the Proxy Statement do not involve repricing any existing options, but only relate to the terms, conditions, number of shares, and price of future stock-based compensation.

We are committed to bringing the Company back to profitability. We thank you for your consideration of the Proxy materials and ask you to sign and return your proxy promptly.

Very truly yours,

Robert L. Knauss
Chairman and Principal Executive Officer

5151 SAN FELIPE, SUITE 1600, HOUSTON, TX 77058, USA  713.623.8777  FAX 713.625.7088

Philip Services Corporation

5151 San Felipe
Suite 1600
Houston, Texas 77056
(713) 623-8777

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on December 19, 2002

To the Stockholders of

  Philip Services Corporation:

        NOTICE IS HEREBY GIVEN THAT the 2002 Annual Meeting of Stockholders of Philip Services Corporation (the “Company”) will be held at 10 a.m. on December 19, 2002 at the Omni Houston Hotel, Four Riverway, Houston, Texas, 77056 for the following purposes:

        1.     To elect six directors of the Company to serve until the 2003 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

        2.     To ratify the Board of Directors’ selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002;

        3.     To consider and act upon a proposal to amend and restate the Company’s Certificate of Incorporation;

        4.     To consider and act upon a proposal to amend the Philip Services Corporation Non-Employee Directors Restricted Stock Plan to modify the circumstances under which future grants vest, to reserve an additional 200,000 Shares of the Company’s common stock for issuance under the plan and to make certain technical amendments to comply with regulatory requirements;

        5.     To consider and act upon a proposal to adopt a Stock-Based Bonus Plan; and

        6.     To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Stockholders of record at the close of business on November 1, 2002 are entitled to notice of, and to vote at, the Annual Meeting. A list of such stockholders shall be available for review by stockholders for any purpose germane to the Annual Meeting at the Company’s executive offices at 5151 San Felipe, Suite 1600, Houston, Texas, 77056 during normal business hours for the ten days prior to December 19, 2002.

        Even if you plan to attend the meeting in person, please read the proxy materials and date, sign and mail the enclosed Proxy in the envelope provided. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned a Proxy. A prompt response is helpful, and your cooperation is appreciated.

By Order of the Board of Directors,

Noel Elfant
Secretary

Houston, Texas

November 19, 2002

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

Philip Services Corporation

5151 San Felipe
Suite 1600
Houston, Texas 77056
(713) 623-8777

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held on December 19, 2002

        This Proxy Statement is being mailed on or about November 19, 2002 to stockholders of Philip Services Corporation (the “Company”), in connection with the solicitation of proxies on behalf of the Board of Directors for the 2002 Annual Meeting of Stockholders to be held at 10:00 a.m. on December 19, 2002 at the Omni Houston Hotel, Four Riverway, Houston, Texas 77056. The purpose of the Annual Meeting is to consider and act upon the matters specified in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement.

        Each stockholder is entitled to one vote per Share of common stock of the Company (“Share”) held as of the record date. As of the close of business on November 1, 2002, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, 27,851,129 Shares were outstanding.

        Stockholders of the Company are requested to complete, sign, date and promptly return the accompanying Proxy in the enclosed envelope. Shares represented by a properly executed Proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the Proxy. If a properly executed Proxy is submitted and no instructions are given, the persons designated as proxies on the Proxy will vote (i) FOR the election of the six nominees for director of the Company named in this Proxy Statement; (ii) FOR the ratification of the Board of Directors’ selection of KPMG LLP as the Company’s independent auditors for the current fiscal year; (iii) FOR the amendment and restatement of the Certificate of Incorporation as described in this Proxy Statement; (iv) FOR the amendment of the Non-Employee Directors Restricted Stock Plan to reserve an additional 200,000 Shares for issuance, to modify the circumstances under which future grants vest as described in this Proxy Statement and to make certain technical amendments to comply with regulatory requirements; (v) FOR the adoption of the Stock-Based Bonus Plan as described in this Proxy Statement; and (vi) in their own discretion with respect to any other business that may properly come before the stockholders at the Annual Meeting or at any adjournments or postponements thereof. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting.

        A majority of the outstanding Shares entitled to vote at the Annual Meeting and represented in person or by proxy will constitute a quorum. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the ratification of the selection of independent auditors. The affirmative vote of a majority of outstanding Shares is required for approval of the proposal to amend and restate the Certificate of Incorporation. The affirmative vote of a majority of the votes cast at the Annual Meeting by stockholders other than non-employee directors (who the Company believes, based on information provided by such persons, held 79,862 Shares as of September 30, 2002) is required for approval of the proposal to amend the Non-Employee Directors Restricted Stock Plan. The affirmative vote of a majority of the votes cast at the Annual Meeting by stockholders other than officers and non-employee directors (who the Company believes, based on information provided by such persons, held 148,474 Shares as of September 30, 2002) is required for approval of the proposal to adopt a

Stock-Based Bonus Plan. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for any other proposal properly submitted to a vote.

        Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will have no effect on the plurality or majority votes required, although they will be counted for the purpose of determining whether a quorum is present.

        Stockholders should be aware that although 27,851,129 Shares are committed to stockholders, approximately 654,291 of these Shares remain the subject of disputed claims arising out of the bankruptcy of Philip Services Corp., an Ontario company and former sole stockholder of the Company (“Oldco”). Accordingly, these Shares are not yet in the possession of individual stockholders and cannot be voted. Because of this, a quorum for the meeting, 13,925,565 Shares, represents 51.20% of the Shares that can be voted.

        A stockholder of record may revoke a Proxy at any time before it has been exercised by (i) filing a written revocation with the Secretary of the Company at the address of the Company set forth above, (ii) by filing a duly executed Proxy bearing a later date, or (iii) by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record attending the Annual Meeting may vote in person whether or not a Proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given Proxy.

        The Company will pay expenses incurred in the solicitation of Proxies. Certain officers of the Company may make solicitations in person or by telephone.

        The Company’s 2001 Annual Report on Form 10-K is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report on Form 10-K, however, is not part of the proxy solicitation material.

ELECTION OF DIRECTORS

        At the Annual Meeting, six directors, constituting the entire Board of Directors, are to be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently serving as a director of the Company and has consented to be named as a nominee in this Proxy Statement. The Board of Directors anticipates that each of the nominees will serve as a director if elected. However, if any person nominated by the Board of Directors is unable to accept election, the proxies will vote for the election of such other person or persons as the Board of Directors may recommend, or, if no such recommendation is made by the Board of Directors, in accordance with their discretionary authority.

          The Board of Directors Recommends a Vote for Each of the Following Nominees.

Nominees

Name	Age	Position

Harold First	66	Harold First has been a director of the Company since April 2000. He also served as a director of Oldco from November 1998 until April 2000. Since 1993, Mr. First has been a consultant specializing in financial structuring, tax planning and accounting. Mr. First is also on the Board of PANACO, Inc. and GB Holdings Inc., which operates the Sands Hotel and Casino in Atlantic City, New Jersey.

Edmund B. Frost	59	Edmund B. Frost has been a director of the Company since April 2000. He has been a member of the law firm of Leonard Frost Levin & Van Court, P.C. since 1998. From 1994 to 2000, he was the Senior Vice President and General Counsel of Clean Sites, Inc., an environmental non-profit corporation specializing in hazardous waste remediation issues.

Name	Age	Position

Robert L. Knauss	71	Robert L. Knauss has been a director of the Company since April 2000. He was Chairman of the Board from April 2000 to May 2001 and was again elected Chairman in April 2002. In May 2002, Mr. Knauss became an employee of the Company with the title of Principal Executive Officer. Mr. Knauss served as a director of Oldco from August 1997 until April 2000 and as Chairman of the Board of Oldco from June 1998 until April 2000. From January 1994 to the present he has been Chairman and Chief Executive Officer of Baltic International USA, Inc., an investment company. He is currently a director of the investment funds, Equus II, Inc., The Mexico Fund, Inc., and Seitel Inc., an oil services company.

Robert J. Mitchell	55	Mr. Mitchell has been a director of the Company since October 2001. He has been Senior Vice President — Finance of ACF Industries, Inc., a privately held railcar leasing and manufacturing company, since 1985. Mr. Mitchell has also served as President and Treasurer of ACF Industries Holding Corp., a privately held holding company for ACF, since August 1993, as VP Liaison Officer of Icahn Associates Corp. since 1984 and as Secretary and Treasurer of Lowestloan.com, Inc. since 2000. He currently serves as a director of National Energy Group, Inc. and the Stratosphere Hotel and Casino in Las Vegas, Nevada.

Stanley N. Nortman	63	Mr. Nortman has been a director of the Company since October 2001. Since 1988, he has been the President of Nortman Associates, a marketing and consulting company. From 1988 to 1992, he was Chairman of the Galaxy Group, a completion and bonding company. Mr. Nortman currently serves as a director of PANACO, Inc.

Felix Pardo[1]	65	Felix Pardo has been a director of the Company since April 2000. He also served as a director of Oldco from March 1994 until April 2000, and as President and Chief Executive Officer of Oldco from April 1998 until November 1998. Mr. Pardo has served as non-executive Chairman of Dyckerhoff, Inc. from July to December 1998 and as Chairman and Chief Executive Officer from January 1999 to the present. From 1992 to 1998, Mr. Pardo was President and Chief Executive Officer of Ruhr-American Coal Corp., a coal sales and trading company. He currently serves as a director of Newalta Corporation.

1	Served as an executive officer of Oldco within two years before Oldco filed voluntary petitions under United States and Canadian bankruptcy and insolvency laws.

Meetings of the Board of Directors

        The Board of Directors met 11 times during 2001 and periodically took action by unanimous written consent. All directors attended at least 75% of the aggregate number of such meetings and meetings of Board Committees on which they served in 2001.

Board Committees

        The Board of Directors has established four standing Committees: the Audit Committee; the Compensation Committee; the Health, Safety and Environment Committee; and the Nominating and Corporate Governance Committee. During 2001, until August the Health, Safety and Environment Committee and the Nominating and Corporate Governance Committee constituted a single committee.

        The Audit Committee, which currently comprises Messrs. First, Frost and Nortman provides assistance to the Board with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company. The Audit Committee has responsibility for the selection and evaluation of auditors, oversight of the annual audit and quarterly reviews and oversight of the financial reporting process and internal controls. The Audit Committee met five times in 2001.

        The Compensation Committee, which currently comprises Messrs. Mitchell and Pardo, provides assistance to the Board with respect to matters involving compensation, compensation plans, employee benefits, organizational development and succession planning of the Company. This assistance includes, but is not limited to, (i) reviewing, approving and recommending to the Board compensation, benefit and incentive plans for employees of the Company, including the presidents of the Company’s three principal business groups (“Operating Presidents”) and other senior management of the Company, (ii) reviewing and approving any employment, severance or compensation agreement with, and grants of options or restricted stock to, any executive officer, and (iii) conducting performance evaluations of executive officers. The Compensation Committee also reviews the compensation for employees and senior management of comparable corporations and reviews policies relating to management perquisites. The Compensation Committee met five times in 2001.

        The Health, Safety and Environment Committee, which currently comprises Messrs. Frost, Knauss, Mitchell, Nortman and Pardo, provides assistance to the Board with respect to matters involving health, safety and the environment relating to the Company. The Health, Safety and Environment Committee met three times as part of the combined Committee and once as a stand alone Committee in 2001.

        The Nominating and Corporate Governance Committee, which currently comprises Messrs. Pardo, First, and Frost provides assistance to the Board with respect to (a) locating, interviewing and nominating qualified individuals to serve on the Board, the Committees of the Board and the most senior executive positions of the Company and its subsidiaries, and (b) the governance of the Company, including its role in interfacing with stockholders and the public. The Committee makes recommendations with respect to the composition of the Board, including the individuals that will be nominated for election to the Board. The Committee will consider individuals recommended by stockholders for Board membership. Stockholder recommendations must include the name and short biography of the nominee, including all positions held within the last five years, all other relevant business experience and a description of any service as a member of the compensation committee of the board of directors of any entity, and a written consent of the nominee to serve if elected. The Nominating and Corporate Governance Committee met three times as part of the combined Committee and once as a stand alone Committee in 2001.

Director Compensation

        Each non-employee director is entitled to receive (i) an award of stock options to purchase 8,000 Shares upon becoming a director; (ii) an annual award of options to purchase 4,000 Shares; (iii) an annual retainer of $10,000; (iv) an annual award of $10,000 paid in restricted Shares; and (v) $1,000 for every Board or Board Committee meeting attended (or $500 if such meeting was telephonic). Currently there are insufficient Shares under the Philip Services Corporation Stock Option Plan (the “Stock Option Plan”) to make future annual stock option grants to non-employee directors. Accordingly, future grants to directors would be made under the Stock-Based Bonus Plan described in this Proxy Statement, if adopted by the stockholders. Committee chairs also receive an annual stipend of $5,000. Non-employee directors are also reimbursed for actual expenses in connection with attendance at Board and Board Committee meetings, and a per diem of $1,000 in addition to actual expenses for travel on Company business in conjunction with the transition of the Company headquarters to Houston, Texas, and the personnel changes that took place in 2002.

        Directors who are employees or officers of the Company do not receive additional compensation for service as a director, but are reimbursed actual expenses in connection with attendance at Board and Board Committee meetings. Mr. Knauss is the only director and nominee for director who is an employee and receives a salary of $15,000 per month. In addition, if the Stock-Based Bonus Plan described in this Proxy Statement is adopted, Mr. Knauss will receive a grant of options covering 100,000 Shares at a strike price of $0.50 per Share.

        In 2000, non-employee directors of the Company received a one-time deferred compensation award related to the number of options held by such directors, in the form of individual accounts with maximum account values ranging from $10,440 to $34,800. Such account balances are payable in full or part, upon exercise of underlying options provided the Company’s equity market capitalization exceeds a minimum threshold of $143 million.

        Stockholders should be aware that the type and amount of compensation of non-employee directors is currently limited under the Company’s revolving credit facility and under the Company’s term loan facility.

Executive Officers

        Set forth below is certain information concerning the Company’s executive officers that are not also directors.

Name	Age	Position

James M. Boggs[1]	46	Mr. Boggs has been the Company’s Senior Vice President of Health, Safety and Environment since April 2000. He also served in the same position for Oldco from January 2000 through April 2000. Mr. Boggs served as Oldco’s Senior Vice President, By-Products Management Group from January 1998 through September 1999 and as Vice President Business Manager, By-Products, Midwest Region from January 1997 through January 1998. Prior to that time, Mr. Boggs served as Vice President, Health, Safety and Environment and Engineering for Oldco’s By-Products Management Group.

David E. Fanta	42	Mr. Fanta has been the Company’s Senior Vice President and President, Industrial Outsourcing Group since May 2000. He also served as Oldco’s Vice President, Industrial Services Group from August 1997 until April 2000 and as Senior Vice President of Allwaste, Inc., a subsidiary of Oldco, from 1993 until July 1997.

Donald J. Forlani	56	Mr. Forlani has been the Company’s Senior Vice President and President, Metals Services Group since February 2002. From October 1997 through April 2000, he was the Executive Vice President, Commercial of Oldco’s Metals Services Group, and continued in that position with the Company through January 2002. Prior to that time, he served as Senior Vice President Commercial for Luria Brothers & Co.

Robert J. Millstone	59	Mr. Millstone has been the Company’s Senior Vice President and General Counsel since August 2000. He was Corporate Secretary from August 2000 until August 2002. Previously, Mr. Millstone was Vice President and General Counsel of Lyondell Chemical Company from July 1998 through March 2000 and Vice President and General Counsel of ARCO Chemical Company from 1994 through July 1998.

Michael W. Ramirez	45	Mr. Ramirez has been the Company’s Senior Vice President and Chief Financial Officer since June 1, 2002. Mr. Ramirez was Vice President Operations, Finance for Encompass Services Corporation from October 2001 to May 2002. From June 2000 to September 2001, he was a private consultant specializing in company turnarounds. Prior to that he was Chief Financial Officer for the Industrial Services Group of Oldco from August 1997 — June 2000.

Brian J. Recatto	38	Mr. Recatto has been the Company’s Senior Vice President and President, Environmental Services Group since April 2000. From December 1997 through April 2000, he also served as Oldco’s Group Vice President for the Central Region Industrial Outsourcing Group and Director of Operations for the Western Region Industrial Outsourcing Group. From July 1991 until December 1997, Mr. Recatto served as President of Meklo, Inc.

1	Served as an executive officer of Oldco within two years before Oldco filed voluntary petitions under United States and Canadian bankruptcy and insolvency laws.

MANAGEMENT CHANGES

        In considering the information that follows with respect to management compensation, stockholders should be attentive to the fact that the Company has undergone significant management changes since the end of 2001. In particular, Anthony G. Fernandes, formerly President, Chairman and CEO, departed the Company on March 31, 2002 and Mr. Knauss became Chairman of the Board and Principal Executive Officer. Mr. Knauss also became an employee rather than a non-employee director. Mr. R. William Van Sant, Chairman of the Compensation Committee in 2001 left the Board on April 20, 2002.

        In connection with the foregoing changes, the Board of Directors determined that the Company should not have a chief executive officer. Rather, for operating purposes, the Operating Presidents, Messrs. Fanta, Forlani, and Recatto, report directly to the Board. Mr. Knauss holds the title of “Principal Executive Officer” for certain limited administrative purposes, and performs some but not all of the duties performed in the traditional role of a CEO.

EXECUTIVE COMPENSATION

        The following table sets forth information with respect to all compensation paid or earned for services rendered to the Company during the year ended December 31, 2001 and the nine months ended December 31, 2000 by its chief executive officer and its four other most highly compensated executive officers employed by the Company as of the end of fiscal year 2001 and an additional individual who would have been among the four other most highly compensated except that he was not serving as an executive officer at the end of the fiscal year (together, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long Term Compensation Awards

					Other		Restricted	Securities
					Annual		Stock	Underlying		All Other
Name and Principal Position	Year[1]	Salary ($)		Bonus ($)	Compensation ($)		Award(s) ($)	Options (#)	LTIP Payouts	Compensation ($)

Anthony G. Fernandes[2]	2001	519,616		—	971	[3]	46,957	58,145	—	—
President & CEO	2000	375,000		325,000	276	[3]	—	1,000,000	—	44,951 [4]
David E. Fanta	2001	263,515		—	256	[3]	23,478	23,445	—	—
SVP, Industrial Outsourcing	2000	160,989		120,000	108	[3]	—	65,000	—	—
Robert J. Millstone	2001	245,096		—	406	[3]	22,174	19,382	—	—
SVP, General Counsel and Secretary	2000	102,437	[5]	50,000	—		—	50,000	—	—
Frederick J. Smith[6]	2001	230,000		—	5,470	[3]	20,870	21,882	—	—
SVP, Metals Services Group	2000	167,501		135,000	516	[3]	—	65,000	—	—
Brian J. Recatto	2001	223,651		—	188	[3]	20,000	20,318	—	—
SVP, Environmental Services Group	2000	109,962		100,000	92	[3]	—	50,000	—	—
Donald J. Forlani[7]	2001	274,014		—	12,714	[8]	—	—	—	—
SVP, Metals Services Group	2000	201,303		52,576	202	[3]	—	—	—	—

1	The following amounts were paid by Oldco to the Named Executive Officers for the three months ended March 31, 2000: Mr. Fernandes (salary of $125,000); Mr. Fanta (salary of $59,312 and a retention bonus of $45,000); Mr. Smith (salary of $62,301); and Mr. Recatto (salary of $36,346 and a retention bonus of $20,000).

2	Mr. Fernandes’s employment with the Company terminated on March 31, 2002.

3	Represents group life insurance premiums paid by the Company.

4	Represents moving expenses paid by the Company.

5	Mr. Millstone began his employment with the Company on August 28, 2000.

6	Mr. Smith’s employment with the Company terminated on February 1, 2002.

7	Mr. Forlani became SVP, Metals Services Group, as of February 1, 2002. During 2001, Mr. Forlani was not an executive officer of the Company.

8	Represents $9,290 of auto-related expenses and $3,424 of insurance premiums.

Option Grants in Last Fiscal Year

        The following table sets forth the number of stock options granted to the Named Executive Officers during 2001.

					Potential Realizable
	Individual Grants				Value at Assumed
					Annual Rates of
		% of Total			Stock Price
	Number of	Options			Appreciation for
	Securities	Granted to			Option Term
	Underlying Options	Employees in	Exercise or Base
Name	Granted (#)	Fiscal Year	Price ($/Sh)	Expiration Date	5% ($)	10% ($)

Anthony G Fernandes[1]	58,145	21%	5.96	5/9/11	—	123,175
Robert J. Millstone	19,382	7%	5.96	5/9/11	—	41,059
David E. Fanta	23,445	9%	5.96	5/9/11	—	49,666
Frederick J. Smith[1]	21,882	8%	5.96	5/9/11	—	46,355
Brian J. Recatto	20,318	7%	5.96	5/9/11	—	43,041
Donald J. Forlani	—	—	—	—	—	—

1	Options for all of these Shares were forfeited by Messrs. Fernandes and Smith in connection with the termination of their employment in 2002.

Aggregated Fiscal Year-End Option Values

        The following table provides information regarding the exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 2001. No Named Executive Officer exercised any options in fiscal year 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options at
	Options at Fiscal Year-End (#)		Fiscal Year-End ($)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Anthony G. Fernandes[1]	250,000	808,145	0	0
Robert J. Millstone	12,500	56,882	0	0
David E. Fanta	16,250	72,195	0	0
Frederick J. Smith[2]	16,250	70,632	0	0
Brian J. Recatto	12,500	57,819	0	0
Donald J. Forlani	0	0	0	0

1	558,145 unexercisable options were forfeited by Mr. Fernandes in connection with the termination of his employment in March 2002.

2	All of these options were forfeited by Mr. Smith in connection with the termination of his employment in February 2002.

Aggregated Plan Information

        To date the Company’s stock-based benefit plans and arrangements have consisted of the Stock Option Plan, options to purchase 1,000,000 Shares issued to the Company’s then CEO, Mr. Fernandes, the Philip Services Corporation Officers’ Stock-Based Bonus Plan (the “Officers Plan”) and the Non-Employee Directors Restricted Stock Plan (the “Directors Plan”). Each of the Stock Option Plan and the grant to Mr. Fernandes was adopted as part of or in connection with the Joint Plan of Reorganization 2000. Accordingly, no separate stockholder approval was obtained. The Officers Plan and the Directors Plan were approved by the Company’s stockholders at the 2001 Annual Meeting. The following table provides information regarding such plans and arrangement as of December 31, 2001.

EQUITY COMPENSATION PLAN INFORMATION

	Number of Securities
	to be Issued Upon		Number of Securities
	Exercise of	Weighted-Average Exercise	Remaining Available for
Plan Category	Outstanding Options	Price of Outstanding Options	Future Issuance[1]

Equity Compensation Plans Approved by Security Holders	230,698	Not applicable	969,302 [2,3]
Equity Compensation Plans Not Approved by Security Holders	1,856,425 [4,5]	$6.93	183,575
Total	2,087,123 [4,5]	$6.93	1,152,877 [2,3]

1	Excludes securities reflected in the first column of table.

2	Includes 170,172 Shares available for issuance as shares of restricted stock under the Directors Plan.

3	Includes 799,130 Shares available for issuance under the Officers Plan. Grants under the Officers Plan may be made as options, shares of restricted stock, stock appreciation rights or phantom stock. If the Stock Based Bonus Plan described under “APPROVAL OF STOCK-BASED BONUS PLAN FOR KEY EMPLOYEES AND NON-EMPLOYEE DIRECTORS” is adopted by the stockholders of the Company, the Officers Plan will be replaced and superseded. No further awards will be granted under the Officers Plan, although existing grants will remain outstanding.

4	Includes 558,145 options forfeited by Mr. Fernandes in connection with the termination of his employment in March 2002 and 86,882 forfeited by Mr. Smith in connection with the termination of his employment in February 2002. The material terms of the 500,000 options granted to Mr. Fernandes that remain outstanding are described in “Employment and Severance Arrangements — Mr. Fernandes”.

5	There are 1,040,000 Shares reserved for issuance under the Stock Option Plan. Under the Stock Option Plan, options vest annually over a four-year period and may be granted to purchase Shares at the greater of the then-current market price or $5.96. The options have a term of not more than ten years from the date of grant. Options granted under the Stock Option Plan may be either incentive stock options or non- qualified stock options.

Employment and Severance Arrangements

        Mr. Fernandes. In August 1999, the Company and Oldco entered into an employment agreement with Mr. Fernandes providing for an annual base salary of $500,000, which amount could be increased by the Board of Directors from time to time. Mr. Fernandes’s employment with the Company terminated on March 31, 2002. Pursuant to the terms of his employment agreement, 500,000 of the options to acquire Shares that Mr. Fernandes received pursuant to the agreement vested and were kept by Mr. Fernandes when he left the Company. These options are exercisable at a price of $5.96 per Share until their expiration on March 31, 2005.

        In addition, pursuant to the employment agreement as amended and supplemented by an agreement with Mr. Fernandes dated February 22, 2002, the Company is obligated to pay him an amount equal to one year of base salary plus 50% of base salary prorated for time employed during 2002. Such amount is to be paid over one year in accordance with the Company’s normal payroll practice. In addition, Mr. Fernandes is entitled to receive certain continued vision plan and life insurance benefits, as well as payment for certain unused vacation and a tax gross-up payment in the amount of $26,000.

        Mr. Fernandes continues to be bound by certain confidentiality and non-competition obligations under the employment agreement.

        Mr. Millstone. In August 2000, the Company entered into an employment agreement with Mr. Millstone, providing for an annual base salary of $235,000 subject to increase at the discretion of the Board of Directors from time to time. Under the agreement, Mr. Millstone is eligible to participate in the Company’s incentive bonus plan, as may be in effect from time to time, with a target bonus of 40% of his base salary.

        Mr. Millstone has entered into an agreement with the Company pursuant to which his employment will terminate in February 2003. Under the agreement, Mr. Millstone receives a series of monthly retention bonuses between September 2002 and February 2003 cumulating $210,000 if he remains through the term of the agreement. In addition, Mr. Millstone is entitled to receive certain continued vision plan and life insurance benefits, as well as payment for certain unused vacation when he departs.

        Mr. Millstone has certain confidentiality obligations under the employment agreement and is subject to a non-competition provision for a period of two years following termination.

        Mr. Fanta. In October 1998, a subsidiary of the Company entered into an employment agreement with Mr. Fanta, providing for payment of an annual base salary, which amount may be increased from time to time. Currently, Mr. Fanta’s base salary is $270,000. Under the agreement, Mr. Fanta is eligible to participate in the Company’s incentive bonus plan and deferred compensation plan, as each may be in effect from time to time. The agreement provides for an initial five-year term, which automatically renews for one-year terms.

        If Mr. Fanta’s employment is terminated by the Company other than for cause, the Company will pay Mr. Fanta a lump-sum amount equal to his base salary for 18 months (or, in the case of a termination within two years following a change of control, 30 months). In addition, any options or restricted stock vest immediately upon a change of control.

        Mr. Fanta has certain confidentiality obligations under the employment agreement and is subject to a non-competition provision during the employment term and for a period of two years following termination.

        Mr. Recatto. In December 1997, a subsidiary of the Company entered into an employment agreement with Mr. Recatto, providing for payment of an annual base salary, which amount may be increased from time to time. Currently, Mr. Recatto’s base salary is $230,000. Under the agreement, Mr. Recatto is eligible to participate in the Company’s incentive bonus plan, as may be in effect from time to time. The agreement provides for an initial three-year term, which automatically renews for one-year terms.

        If Mr. Recatto’s employment is terminated by the Company without cause, the Company will pay Mr. Recatto an amount equal to 12 months pay, which shall be payable in a lump sum.

        Mr. Recatto has certain confidentiality obligations under the employment agreement and is subject to a non-competition provision during the employment term and for a period of two years following termination.

        Mr. Smith. In January 2000, the Company entered into an employment agreement with Mr. Smith. Mr. Smith’s employment with the Company terminated on February 1, 2002. In connection with such termination, Mr. Smith did not receive any severance payments. Mr. Smith continues to be bound by certain confidentiality and non-competition obligations under the employment agreement.

        Mr. Forlani. In February 2002, the Company entered into an employment agreement with Mr. Forlani, providing for payment of an annual base salary of $275,000 plus the opportunity to earn a target bonus of 35% of his base salary in accordance with Company policy and incentive plans as may be in effect from time to time.

        If Mr. Forlani’s employment is terminated by the Company without cause, the Company will pay Mr. Forlani an amount equal to 18 months’ salary. Such amount is to be paid over 18 months in accordance with the Company’s normal payroll practice. If Mr. Forlani’s employment is terminated in certain circumstances following a change of control, the Company will pay Mr. Forlani an amount equal to 24 months of his base salary. In addition, in all such circumstances, the Company will pay for continuing medical and dental coverage, earned but unpaid bonus and outplacement services.

        Mr. Forlani has certain confidentiality obligations under the employment agreement and is subject to a non-competition provision for a period of one year following termination.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that the Company’s officers, its directors and persons who own more than 10% of a registered class of the Company’s equity securities report their beneficial ownership and changes in their beneficial ownership of the Company’s equity securities by filing reports with the Securities and Exchange Commission. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on a review of the copies of such forms furnished to the Company for 2001, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than 10% percent stockholders were complied with except as previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee during 2001 were Messrs. Van Sant, Knauss, Mitchell and Pardo. Nathaniel D. Woodson, former director of the Company, also served on the Compensation Committee prior to his resignation as a director on October 1, 2001. Mr. Van Sant resigned as a director on April 20, 2002. During 2001, no Company executive officer served on the board of directors or compensation committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was a Company employee in 2001 and none was formerly a Company executive officer. Mr. Pardo was formerly President and Chief Executive Officer of Oldco, the Company’s former sole stockholder.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Company’s executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is composed of non-employee directors responsible for the oversight, approval and reporting to the Board of Directors on all elements of compensation for elected corporate officers. The Compensation Committee furnished a report on executive compensation for fiscal year 2001 on April 15, 2002, the date of filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001. That report is reprinted below substantially as originally issued. Stockholders, in considering the following information, should be aware of the management changes discussed above.

Compensation Philosophy

        The executive compensation program provides a total compensation package composed of base pay, annual performance-based cash incentives, and long-term performance-based equity incentives, all of which are designed to provide incentives to and reward executives for superior performance and the creation of stockholder value. The Compensation Committee believes that a pay-for-performance culture based on accountability and linkage to business objectives is critical for future business success.

        The practice of the Company is to target total compensation for the Company’s executives at the median level for comparable positions at similarly sized companies (in terms of revenue) in general industry, with the opportunity to earn total compensation at up to the 75th percentile, although with respect to certain positions, the compensation paid by the Company currently may be lower than these levels.

Executive Compensation Program

        The Company’s executive compensation program presently consists of three key components: base salary, annual incentives and long-term incentives. Each component is discussed below. The Company does not presently have a pension plan, a deferred compensation plan or a supplemental retirement plan for executives. Under the Company’s certificate of incorporation, the Company is not permitted to adopt any stock-based compensation plan or arrangement other than (i) the Company’s existing Stock Option Plan, (ii) stock options, the equity purchase and stock-based bonus rights of Mr. Fernandes under his employment agreement, (iii) a restricted stock or similar plan for non-employee directors providing for issuance of Shares of common stock in lieu of fees or retainers with a value not to exceed $10,000 per director per year, which plan was adopted by the Company on May 9, 2001, and (iv) a stock-based bonus plan for officers, not exceeding 30% of such officer’s base salary per year, which plan was adopted by the Company on May 9, 2001.

Base Salary

        Base salaries of executive officers are targeted to be competitive relative to comparable companies. In determining salaries, the Compensation Committee also takes into account individual experience and performance.

Annual Incentives

        Amounts of the awards to executive officers under the annual incentive were based upon a combination of a subjective evaluation of performance and attainment of objective goals relating to income, safety and cash flow. For 2001, excluding Mr. Fernandes’s bonus, annual incentives for the executives were $127,576.

Long-Term Incentives

        During 2001, the Company’s long-term incentives consisted of awards of stock options, restricted Shares and performance units to executive officers and other employees under the Company’s Stock Option Plan and Officers’ Stock-Based Bonus Plan. The Company awarded options to purchase Shares of common stock to executive officers under the Company’s Officers’ Stock-Based Bonus Plan in 2001, at an exercise price of $5.96. These option awards do not include the options granted to the Chief Executive Officer described below.

Chief Executive Officer Compensation1

        Compensation paid to Mr. Fernandes is determined in accordance with an employment agreement with the Company and Oldco, which is described above under “Employment Agreements.” The employment agreement provides for an annual salary of $500,000, and also provides for performance-based compensation. On March 1, 2001, Mr. Fernandes received an increase in base salary to $540,000 annually. Under the agreement, Mr. Fernandes is eligible to receive a bonus of up to 75% of his base salary, based upon achievement of performance parameters, including the profitability of the Company, his individual performance and contribution and the strategic needs of the Company and its affiliates as established by the Board of Directors in good faith after consultation with Mr. Fernandes, provided that in the event of extraordinary performance as determined by the Board of Directors, in its discretion, the bonus may be up to 100% of base salary. A bonus of $325,000 was paid on March 1, 2001 with respect to 2000. For 2001, no bonus will be paid. Pursuant to the employment agreement, the Company granted Mr. Fernandes the right to purchase contemporaneously with the conclusion of the Company’s bankruptcy proceedings Shares of common stock having a value of up to $250,000 at a purchase price of $5.96 per Share and provided him a right to receive options to acquire 1,000,000 Shares at exercise prices ranging from $5.96 to $8.69. Additionally, on May 9, 2001, Mr. Fernandes was granted 58,145 options at an exercise price of $5.96, 46,957 restricted Shares that vest 25% on each anniversary date of grant, and 59,749 performance units that vest December 31, 2003 if certain performance criteria are met.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company’s Chief Executive Officer or any of the four other most highly compensated executive officers. The limitation does not apply to compensation based on the attainment of objective performance goals. The Compensation Committee has considered the impact of the deduction limitation and has determined that it is not in the best interests of the Company or its stockholders to base compensation solely on objective performance criteria. Rather, the Compensation Committee believes that it should retain the flexibility to base compensation on its subjective evaluation of performance as well as on the attainment of objective goals.

R. William Van Sant
Robert J. Mitchell
Robert L. Knauss
Felix Pardo

1	Stockholders, in considering the following information, should be aware that the employment of Mr. Fernandes terminated, and the Board of Directors has determined that the Company should not have a chief executive officer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Mr. Mitchell, a director of the Company, is an employee of Icahn Associates Corp., a corporation controlled by Carl C. Icahn. Mr. Icahn and his affiliates constitute the Company’s largest stockholder and are a significant lender to the Company. As at December 31, 2001, the Company was indebted to entities controlled by Mr. Icahn in the aggregate principal amount of $138.5 million.

SECURITIES BENEFICIALLY OWNED BY

PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth certain information as of September 30, 2002, regarding the beneficial ownership of Shares by (i) each person known by the Company to own beneficially more than 5% of its outstanding Shares, (ii) each director and nominee, (iii) each Named Executive Officer, and (iv) all executive officers, directors and nominees as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership of securities within 60 days of September 30, 2002. Except as otherwise indicated, the Company believes that the persons listed below, based on information provided by such persons, have sole investment and voting power with respect to the Shares shown opposite their names. Unless otherwise indicated, the address of each of the persons listed below is the Company’s principal executive office.

	Common Stock
	Beneficially Owned

		Percent of
Name of Beneficial Owner	Number	Class[1]

High River Limited Partnership[2,3]	11,935,637	37.7%
Meadow Walk Limited Partnership[4]	2,546,926	9.1%
Barberry Corp.[2,5]	14,482,563	45.7%
American Real Estate Holdings L.P.[6,7]	3,050,312	10.6%
American Real Estate Partners, L.P.[6,7]	3,050,312	10.6%
American Property Investors, Inc.[6,7]	3,050,312	10.6%
Beckton Corp.[6,7]	3,050,312	10.6%
Carl C. Icahn[2,8]	17,532,875	53.6%
Stephen Feinberg[9]	6,419,843	21.6%
Cerberus International, Ltd.[9]	3,021,139	10.5%
Harold First[10]	24,178	*
Edmund B. Frost[10]	29,178	*
Robert L. Knauss[10]	34,860	*
Felix Pardo[10,11]	50,584	*
Robert J. Millstone[10]	29,846	*
Brian J. Recatto[10]	50,079	*
Donald J. Forlani[10]	0	*
Michael W. Ramirez[10]	2,191	*
James M. Boggs[10]	32,543	*
Stanley N. Nortman[10]	11,792	*
Robert J. Mitchell[10]	11,792	*
Anthony G. Fernandes[10,12]	556,946	2.0%
Frederick J. Smith[10]	0	*
David E. Fanta[10]	62,931	*
All directors and executive officers as a group (14 persons)[10,11]	896,920	3.1%

*	Less than 1%

1	Percentage of beneficial ownership is based on 27,851,129 Shares outstanding as of September 30, 2002. Includes 654,291 Shares to be issued in connection with bankruptcy proceedings of Oldco, which Shares are treated as outstanding for all purposes in this Proxy Statement. Also assumes exercise by only the person or group named in each row of all options and convertible debt held by such person or group and exercisable or convertible within 60 days of September 30, 2002.

2	Based solely upon information provided in the Schedule 13D filed July 2, 2002. Barberry Corp., High River Limited Partnership, and Mr. Icahn have shared voting and investing power with respect to the Shares. Barberry Corp. is the general partner of High River Limited Partnership and is 100% owned by Mr. Icahn. The address of these entities (other than Mr. Icahn) is: 100 South Bedford

Road, Mount Kisco, New York 10549. Mr. Icahn’s address is: Carl C. Icahn, c/o Icahn Associates Corp., 767 Fifth Avenue, 47th Floor, New York, New York 10153.

3	Assumes issuance of 3,831,274 Shares upon conversion of the convertible payment-in-kind debt outstanding under the Company’s term credit facility (the “PIK Debt”).

4	Based solely upon information provided in the Schedule 13D filed July 2, 2002. Barberry Corp., Meadow Walk Limited Partnership, and Mr. Icahn have shared voting and investing power with respect to the Shares. Barberry Corp. is the general partner of Meadow Walk Limited Partnership and is 100% owned by Mr. Icahn. The address of Meadow Walk Limited Partnership is: 100 South Bedford Road, Mount Kisco, New York 10549.

5	Based solely upon information provided in the Schedule 13D filed July 2, 2002. Barberry Corp. and Mr. Icahn have shared voting and investing power with respect to the Shares. Barberry Corp. is 100% owned by Mr. Icahn.

6	Based solely upon information provided in the Schedule 13D filed July 2, 2002, American Real Estate Partners, L.P., American Property Investors, Inc., Beckton Corp. and Mr. Icahn have shared voting and investment power with respect to the Shares. American Property Investors, Inc. is the general partner of both American Real Estate Holdings L.P. and American Real Estate Partners, L.P. and American Real Estate Partners, L.P. is a limited partner of American Real Estate Holdings L.P. owning 100% of the limited partnership interests therein. American Property Investors, Inc. is 100% owned by Beckton Corp., which is 100% owned by Mr. Icahn. The address of these entities (other than Mr. Icahn) is: 100 South Bedford Road, Mount Kisco, New York 10549.

7	Assumes issuance of 1,048,763 Shares upon conversion of the PIK Debt.

8	Assumes issuance of 4,880,037 Shares upon conversion of the PIK Debt.

9	Based solely upon information provided in the Schedule 13D filed May 5, 2002 and the Form 4 filed June 5, 2002. Mr. Feinberg serves as investment manager for Cerberus International Ltd. Includes 1,823,499 Shares issuable to Mr. Feinberg and 957,580 Shares issuable to Cerberus International Ltd., in each case, upon conversion of the Company’s PIK Debt. The address of Mr. Feinberg and Cerberus International, Ltd. is: 450 Park Avenue, 28th Floor, New York, New York 10022.

10	Includes Shares which may be acquired pursuant to options which are exercisable within 60 days of September 30, 2002 as follows: Mr. Knauss (27,500 Shares); Mr. First (7,000 Shares); Mr. Frost (7,000 Shares); Mr. Pardo (7,000 Shares); Mr. Fanta (38,361 Shares); Mr. Nortman (2,250 Shares); Mr. Mitchell (2,250 Shares); Mr. Boggs (19,063 Shares); Mr. Millstone (29,846 Shares); Mr. Recatto (30,079 Shares); Mr. Fernandes (500,000 Shares); and all directors and officers as a group (670,349 Shares).

11	Includes 22,162 Shares issuable upon conversion of the Company’s 3% unsecured subordinated payment-in-kind notes due in 2020, and includes 9,244 Shares are held by Mr. Pardo as trustee for the Felix Pardo Revocable Trust.

12	Includes 15,000 Shares held by Mr. Fernandes’s wife. Mr. Fernandes disclaims beneficial ownership of such Shares.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board of Directors, upon the recommendation of its Audit Committee, has selected the firm of KPMG LLP (“KPMG”) as independent auditors to audit the Company’s books and accounts for the year ending December 31, 2002 and recommends ratification of such selection by the stockholders. KPMG was appointed on July 17, 2002 to replace PricewaterhouseCoopers LLP (“PwC”), the Company’s independent auditors for the year ended December 31, 2001. PwC resigned on April 18, 2002.

        In connection with the audits of the Company’s financial statements for the nine months ended December 31, 2000 and through April 18, 2002, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their reports on the financial statements for such periods. (The Company’s financial statements for periods preceding the nine months ended December 31, 2000 are unaudited.) PwC’s reports on the financial statements for such periods contain no adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle, except that their report on the December 31, 2000 financial statements included an explanatory paragraph regarding a potential event of default under the terms of certain restrictive covenants included in the Company’s debt agreements. In connection with the filing of the Company’s Current Report on Form 8-K dated April 18, 2002, PwC was provided with a copy of the proposed disclosure and, at the request of the Company, furnished a letter addressed to the SEC stating whether they agree with the disclosure. A copy of PwC’s letter to the SEC is filed as Exhibit 16 to the April 18, 2002, Current Report on Form 8-K.

        In conjunction with the appointment of KPMG, the Company notes that during the nine months ended December 31, 2000, the year ended December 31, 2001 and the current year through July 17, 2002, the Company has not consulted with KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, in respect of which either a written report was provided to the Company or oral advice was provided that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        KPMG representatives will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by stockholders. Representatives of PwC are not expected to be present at the Annual Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2002.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the audited consolidated financial statements included in the Company’s Form 10-K with management and the Company’s then independent auditors, PwC. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380), as the same may be modified or supplemented.

        PwC, also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same may be modified or supplemented, and the Committee discussed with the independent auditors that firm’s independence.

        Based upon the Committee’s reviews and discussions with management and the independent auditors, as discussed above, and the Committee’s review of the representations of management and the report of the independent auditors to the Committee, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the SEC and the Board accepted that recommendation.

        All of the members of the Committee were “independent directors” within the meaning of the National Association of Securities Dealers’ listing standards. The Audit Committee has adopted a written charter. The charter is included as Exhibit A to this Proxy Statement.

Harold First Edmund B. Frost Stanley N. Nortman

Audit Fees

        The aggregate fees expected to be billed for professional services rendered by the independent auditors for the recurring audit of the Company’s financial statements for fiscal year 2001 and the reviews by the independent auditor of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for fiscal 2001 were $1,446,289.

Financial Information Systems Design and Implementation Fees

        The aggregate fees billed for professional services rendered by the independent auditors with respect to designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Company’s financial statements taken as a whole for fiscal 2001 were zero.

All Other Fees

        The aggregate fees billed for services rendered by the independent auditors and not described under “Audit Fees” and “Financial Information Systems Design and Implementation Fees” for fiscal 2001 were $241,971.

        The Audit Committee has considered whether the independent auditors’ provision of the non-audit services described above is compatible with maintaining the independent auditors’ independence.

APPROVAL OF AMENDMENT AND RESTATEMENT OF

THE CERTIFICATE OF INCORPORATION

        The Company’s Certificate of Incorporation was last amended and restated when the Company emerged from bankruptcy and acquired the assets and certain liabilities of Philip Services Corp., an Ontario corporation (“Oldco”). Specifically, on April 7, 2000, Oldco and certain of its Canadian subsidiaries transferred substantially all of their assets and liabilities (except for liabilities subject to compromise) to the Company at fair value. Liabilities subject to compromise of $726.5 million were retained by Oldco and certain of its Canadian subsidiaries. As a result, Oldco remains insolvent.

        The Board of Directors proposes to amend and restate the Certificate of Incorporation to effect one material change and a number of technical or conforming changes. The sole material change is to delete in its entirety Article Eleventh. Article Eleventh limited the type of stock-based compensation plans the Company could adopt to: (i) the Philip Services Corporation Stock Option Plan (the “Stock Option Plan”) adopted as part of the Joint Plan of Reorganization in 2000; (ii) certain options and stock purchase rights granted to the Company’s then CEO in 1999; (iii) a restricted stock or similar plan for the benefit of non-employee directors providing for the issuance of Shares of the Company’s stock in lieu of fees or retainers with a value not to exceed $10,000 per director per year; and (iv) any stock-based bonus plan for officers of the Corporation, not exceeding 30 percent of any such officer’s base salary per year.

        Under the Stock Option Plan, 200,000 Shares were reserved for option grants to directors and 840,000 for option grants to employees. Option grants under the Stock Option Plan have a strike price of not less than $5.96 per Share. At the date of this Proxy Statement 190,000 Shares are under option agreements to directors, and 497,398 Shares are under option to employees.

        With respect to Shares optioned to the then CEO, 500,000 Shares remain under option at an exercise price of $5.96.

        The Non-Employee Directors Restricted Stock Plan, adopted in 2001, is discussed below.

        The Philip Services Corporation Officers’ Stock-Based Bonus Plan (the “Officers Plan”) was adopted in 2001. One million Shares were reserved under the Officers Plan, and, at the date of this Proxy Statement, 400,000 Shares are under option at prices ranging from $0.50 to $1.04 per Share. An additional 86,738 Shares have been granted to officers as restricted stock (net of Shares forfeited). Of those, 21,685 Shares have vested. If the proposed Stock-Based Bonus Plan discussed in this Proxy Statement is adopted, the Officers Plan will be automatically rescinded except that outstanding grants would continue under the Officers Plan until they vest, expire, are forfeited, or otherwise terminate.

        The deletion of Article Eleventh would permit the Company to adopt any of a variety of stock-based compensation plans for its directors, officers, and employees, and would remove the limit with respect to what percentage of an officer’s compensation could be represented by stock-based compensation. The Board of Directors believes that the adoption of new stock-based competition plans are in the best interests of stockholders and the Company because the ability to grant stock-based compensation is an important factor in attracting and retaining outstanding individuals to serve as directors, officers and employees and to strengthen the mutuality of interest between such persons and the stockholders.

        In addition to the deletion in its entirety of Article Eleventh, management also proposes the following technical or conforming changes:

•	Deleting Paragraph (4) of the introduction and all references thereto. Such Paragraph is vestigial and had solely to do with the Company’s emergence from bankruptcy in 2000.

•	In Article Second changing the registered office of the Corporation to reflect the Company’s use of Corporation Service Company rather than CT Corporation as its registered agent.

•	Deleting Paragraph (c) of Article Fourth and all references thereto. Such Paragraph is vestigial and had solely to do with the Company’s emergence from bankruptcy in 2000.

•	Adding the words “such acquisition, if consummated, involves” at the beginning of Clause (2)(ii) of Paragraph (a) of Article Eighth and deleting the immediately following word “any.” The sole purpose of these changes is to clarify the intent of Clause (2)(ii) without changing the substantive purpose. Taken together these changes cause the Clause to read:

“EIGHTH (a) An approval by the holders of a majority of the Corporation’s capital stock at a meeting and entitled to vote thereon shall be necessary for the Corporation to take any of the following actions:

* * *

(2)	any acquisition of the stock or assets of another company if:

* * *

(ii)	such acquisition, if consummated, involves issuance or potential issuance of capital stock of the Corporation, or securities convertible into or exercisable for shares of capital stock of the Corporation, other than a public offering for cash, where

(A)	the capital stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the capital stock or securities convertible into or exercisable for the capital stock; or

(B)	the number of shares of capital stock to be issued is or will be equal to or in excess of 20% of the number of shares of capital stock outstanding before the issuance of the capital stock* * *.”

•	Adding the words “related” in Clause (3)(i) of Paragraph (a) of Article Eighth to provide clarification of the temporal nature of the test. With this addition the Clause would read:

“EIGHTH (a) An approval by the holders of a majority of the Corporation’s capital stock at a meeting and entitled to vote thereon shall be necessary for the Corporation to take any of the following actions:

* * *

(3) any transaction other than a public offering involving:

(i)	the sale or issuance by the Corporation of capital stock (or securities convertible into or exercisable for capital stock) at a price less than the greater of book or market value which, together with concurrent or related sales by Directors or officers or substantial stockholders of the Corporation, equals 20% or more of capital stock or 20% or more of the voting power outstanding before the issuance* * *.”

•	The deletion from Article Tenth of the reference to the Rights Agreement dated March 31, 2000. On May 22, 2001 all rights under the Rights Agreement were redeemed effectively extinguishing the rights plan.

•	Renumbering Articles Twelfth and Thirteenth as Articles Eleventh and Twelfth respectively to reflect the deletion of Article Eleventh.

        The entire Amended and Restated Certificate of Incorporation, marked to show proposed changes, is reproduced herein as Exhibit B.

        THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CERTIFICATE OF INCORPORATION

APPROVAL OF AMENDMENT OF

NON-EMPLOYEE DIRECTORS RESTRICTED STOCK PLAN

        The Board proposes to amend the Non-Employee Directors Restricted Stock Plan (the “Directors Plan”) to (i) modify the circumstances under which future grants vest; (ii) reserve an additional 200,000 Shares for issuance under the Directors Plan and (iii) make certain technical amendments to comply with regulatory requirements.

        On March 22, 2001, the Board approved the Directors Plan, subject to stockholder and any necessary regulatory approval. The Directors Plan was approved by the stockholders at the Company’s Annual Meeting on May 10, 2001. Initially, 200,000 Shares were reserved under the Directors Plan to be available for grants of restricted stock to non-employee directors. Through the date of this Proxy Statement, 107,544 Shares have been granted to directors.

        There are currently five non-employee directors serving on the Board. Participation in the Directors Plan is limited to these non-employee directors. On the first business day of each fiscal quarter during the term of the Directors Plan, each non-employee director who is a member of the Board will receive a grant of Shares, provided that the total number of Shares granted to each non-employee director in any single year may not exceed the number determined by dividing the amount of $10,000 by the fair market value (defined as the average of the highest and lowest sale prices on the relevant date) of the Shares on the date of each relevant grant, rounded to the next lower number of whole Shares.

        The purpose of the Directors Plan is to enhance the Company’s ability to attract and retain outstanding individuals to serve as members of the Board of Directors by providing such persons the opportunity to acquire equity interests in the Company, thereby strengthening the mutuality of interest between such persons and the Company’s stockholders. Because the price of the Company’s common stock has declined materially, and because each eligible director is granted restricted Shares based on a market value rather than a fixed number of Shares, Shares reserved under the Directors Plan have been utilized more quickly than originally anticipated. For the grant of October 1, 2002, the Board determined to fix the grant price for calculating the number of shares at $0.50 per share, which was higher than the market price of the Company’s Shares on that day. Accordingly, the Board proposes to amend the Directors Plan to reserve an additional 200,000 for future grants.

        Currently the Directors Plan provides that no Shares could be granted under the Directors Plan if such Shares, together with all previously established or proposed share compensation arrangements, could result, at any time, in (1) the number of Shares reserved for issuance pursuant to stock options granted to insiders (as defined in the Toronto Stock Exchange’s Company Manual) exceeding 10% of the Shares outstanding on a non-diluted basis immediately prior to the time of such grant excluding Shares issued pursuant to share compensation arrangements over the preceding one-year period; (2) the issuance to insiders within a one-year period of a number of Shares exceeding 10% of the Shares outstanding immediately prior to the time of issuance excluding Shares issued pursuant to share compensation arrangements over the preceding one-year period; or (3) the issuance to any one insider and the insider’s associates (as defined in the Toronto Stock Exchange’s Company Manual) within a one-year period of a number of Shares exceeding 5% of the Shares outstanding on a non-diluted basis immediately prior to the time of issuance excluding Shares issued pursuant to share compensation arrangements over the preceding one-year period.

        The Board proposes to amend this clause to provide in addition that no Shares could be granted under the Directors Plan if such Shares, together with all previously established or proposed share compensation arrangements, could result, at any time, in the number of Shares reserved for issuance pursuant to stock options granted to any person exceeding 5% of the number of Shares outstanding on a non-diluted basis immediately prior to the time of such grant.

        Currently, restricted shares under the Directors Plan vest upon a change of control. A change of control occurs when (i) any person owns or controls more than 40% of the Company’s voting securities; provided that, in the case of a person that owns or exercises discretion or control over 20% of the Company’s voting securities as of the effective date of the Directors Plan, such percentage is 50%, (ii) individuals who are directors as of the effective date of the Directors Plan, together with directors whose subsequent election is approved by a majority of the directors as of such date or whose election was previously so approved, cease to constitute a majority of the directors, or (iii) either (A) the Company’s stockholders approve any business combination and such stockholders do not own or control at least 75% of the voting securities of the resulting entity in approximately the same proportion as they owned the Company’s securities immediately prior to the business combination or (B) the Company’s stockholders approve a liquidation, dissolution or sale of the Company’s assets and, in either case, such stockholders do not own or control at least 75% of the voting securities of the resulting entity in approximately the same proportion as they owned the Company’s securities immediately prior to the transaction.

        The Board proposes to amend the provision described in clause (i) of the immediately preceding paragraph to read as follows: (i) any person owns or controls more than 40% of the Company’s voting securities other than a person that owns or exercises discretion or control over 25% of the Company’s voting securities as of December 19, 2002. To the knowledge of the Company, the sole persons with such an ownership interest are Carl C. Icahn and certain of his affiliates. The effect of this change is that no increase in ownership by Mr. Icahn and his affiliates would be deemed a “change of control” for purposes of causing future grants under the Directors Plan to vest.

        Finally, the Board proposes to make amendments to take account of trading of Shares on the Toronto Stock Exchange for purposes of valuing the Shares and to make clear that any transfers of restricted Shares would be subject to any necessary regulatory approval.

        A summary of the principal features of the Directors Plan as proposed to be amended is provided below. The Summary is qualified in its entirety by reference to the full text of the Directors Plan, as proposed to be amended, which was filed electronically with this Proxy Statement with the SEC. Such text is not included in the printed version of this Proxy Statement.

        The term of the Directors Plan continues until May 2011 (unless sooner terminated by the Board), or until all Shares reserved for grants have been granted. Although no new grants may be made after the termination of the Directors Plan, the termination of the Directors Plan will not affect the vesting of outstanding grants of restricted Shares. The Directors Plan is administered by the Compensation Committee of the Board.

        Participation in the Directors Plan is limited to non-employee directors. On the first business day of each fiscal quarter during the term of the Directors Plan, each non-employee director who is a member of the Board will receive a grant of Shares, provided that the total number of Shares granted to each non-employee director in any single year may not exceed the number determined by dividing the amount of $10,000 by the fair market value (defined as the average of the highest and lowest sale prices on the relevant date) of the Shares on the date of each relevant grant, rounded to the next lower number of whole Shares.

        If there is a lapse, expiration, termination or forfeiture of any grant of restricted Shares (defined in the Directors Plan as a Share that has not yet vested), all such Shares may again be used for new grants under the Directors Plan. Except as otherwise provided, if a participant terminates his or her service as a member of the Board, all Shares that have not vested prior to such termination will be forfeited and revert to the Company without further action by the Company or payment of consideration to the non-employee director.

        Generally 25% of the Shares granted pursuant to each grant vest, and such Shares are no longer restricted Shares, on each anniversary of the date of such grant, provided that the participant is still a member of the Board on such date. The vesting schedule is applied separately to each grant.

        All outstanding Shares previously granted to all participants fully vest in the following instances: (1) a participant dies while still a member of the Board; (2) a participant resigns from the Board or terminates his or her services as a member of the Board by reason of a mental or physical disability which prevents him or her from performing his or her duties as a non-employee director; (3) a participant is not nominated for a new term on the Board after indicating his or her willingness to be re-elected or is not re-elected by the stockholders after being nominated; or (4) a change of control occurs. A change of control occurs when (i) any person owns or controls more than 40% of the Company’s voting securities other than a person that owns or exercises discretion or control over 25% of the Company’s voting securities as of December 19, 2002; (ii) individuals who are directors as of the effective date of the Directors Plan, together with directors whose subsequent election is approved by a majority of the directors as of such date or whose election was previously so approved, cease to constitute a majority of the directors, or (iii) either (A) the Company’s stockholders approve any business combination and such stockholders do not own or control at least 75% of the voting securities of the resulting entity in approximately the same proportion as they owned the Company’s securities immediately prior to the business combination or (B) the Company’s stockholders approve a liquidation, dissolution or sale of the Company’s assets and, in either case, such stockholders do not own or control at least 75% of the voting securities of the resulting entity in approximately the same proportion as they owned the Company’s securities immediately prior to the transaction.

        If any participant is finally determined by any court of competent jurisdiction to have committed fraud on the Company or a willful or intentional breach of his or her fiduciary obligations as a member of the Board, all grants, whether or not otherwise vested, will be forfeited to the maximum extent permitted by law and no grant will vest, nor will the Company have any obligation to issue Shares or certificates, to any participant during the pendency of any judicial proceeding alleging any such fraud or willful or intentional breach of fiduciary duty.

        In the event of a reorganization, recapitalization, stock split, reverse split, stock dividend, distribution of assets other than pursuant to a normal cash dividend, combination of Shares, merger, consolidation, split-up, split-off, spin-off, Share exchange or any similar change in the corporate structure or Shares of the Company, the committee that administers the Directors Plan will make such adjustments as it deems appropriate (such determination to be conclusive) to reflect such event (and to prevent the dilution or enlargement of rights under the Directors Plan and outstanding restricted Shares) for all purposes of the Directors Plan.

        The Board may amend, discontinue or suspend the Directors Plan at any time, except that no amendment to the Directors Plan may adversely affect any grant made prior to the date of such amendment without the express written consent of the participant affected, and the Board may not adopt any change to the Directors Plan that would cause grants to cease to qualify as exempt transactions under SEC Rule 16b-3, or that would violate the listing rules of any stock exchange on which the Shares are listed, except for any such change as would not have such effect if approved by stockholders of the Company, in which case, the Board may only adopt such change subject to such approval.

        On November 14, 2002, the last reported sales price per Share on the Toronto Stock Exchange was Cdn$0.75 (approximately US$0.48) per Share. It is not possible to determine the amount of awards that will be made under the Directors Plan in the future because such amounts are determined by reference to the price per Share on the date of the grants.

Summary of Federal Income Tax Consequences of the Directors Plan

        The following generally describes the principal federal income tax implications associated with the awards granted under the Directors Plan.

        A grant of restricted stock to a participant will not be taxable to the participant at the time of grant if the restricted stock remains subject to a substantial risk of forfeiture. Instead, the participant will be subject to tax at the time the Shares of restricted stock vest. The amount of income recognized will be based on the fair market value of the restricted stock at the time it vests. Thus, for example, in the typical case of a grant, 25% of the restricted stock will vest on each anniversary of the grant, and, therefore, the participant will include the value of 25% of the restricted stock in income on each anniversary of the grant date, based on its value at the time of vesting. A participant may elect, under §83(b) of the Internal Revenue Code, to include the value of the restricted stock in income at the time of grant, but in such case the participant is not entitled to an offsetting deduction if the restricted stock is later forfeited. In general, ordinary income realized by a non-employee director will be considered self-employment income for withholding and social security tax purposes.

        The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant at the time the income is recognized, whether at the time of grant or as the restricted stock vests. When the participant subsequently sells the restricted stock, the amount of ordinary income recognized will be included in his tax basis for purposes of determining the amount of capital gain or loss recognized on the sale.

        THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENT OF THE NON-EMPLOYEE DIRECTORS RESTRICTED STOCK PLAN TO (I) MODIFY THE CIRCUMSTANCES UNDER WHICH FUTURE GRANTS VEST, (II) RESERVE AN ADDITIONAL 200,000 SHARES FOR ISSUANCE UNDER THE PLAN AND (III) TO MAKE CERTAIN TECHNICAL AMENDMENTS TO COMPLY WITH REGULATORY REQUIREMENTS.

APPROVAL OF STOCK-BASED BONUS PLAN

FOR KEY EMPLOYEES AND NON-EMPLOYEE DIRECTORS

        On October 1, 2002, the Board approved the Stock-Based Bonus Plan for key executive and managerial employees and non-employee directors of the Company (the “Stock-Based Bonus Plan”), subject to stockholder and any necessary regulatory approval. Initially, the Board reserved 1,000,000 Shares to be available for grants of stock to key executives and managerial employees and 200,000 Shares to be available for grants of stock to non-employee directors; provided, however, that no Shares may be granted under the Stock-Based Bonus Plan if such Shares, together with all previously established or proposed share compensation arrangements could result, at any time, in (1) the number of Shares reserved for issuance pursuant to stock options granted to insiders (as defined in the Toronto Stock Exchange’s Company Manual) exceeding 10% of the Shares outstanding on a non-diluted basis immediately prior to the time of such grant excluding Shares issued pursuant to share compensation arrangements over the preceding one-year period; (2) the number of Shares reserved for issuance pursuant to stock options granted to any person exceeding 5% of the number of Shares outstanding on a non-diluted basis immediately prior to the time of such grant; (3) the issuance to insiders within a one-year period of a number of Shares exceeding 10% of the Shares outstanding immediately prior to the time of issuance excluding Shares issued pursuant to share compensation arrangements over the preceding one-year period; or (4) the issuance to any one insider and the insider’s associates (as defined in the Toronto Stock Exchange’s Company Manual) within a one-year period of a number of Shares exceeding 5% of the Shares outstanding on a non-diluted basis immediately prior to the time of issuance excluding Shares issued pursuant to share compensation arrangements over the preceding one-year period. There are currently approximately 40 key executive and managerial employees of the Company, and five non-employee directors, who, if the stockholders approve the Stock-Based Bonus Plan, will be eligible to receive awards under the Stock-Based Bonus Plan.

        The Stock-Based Bonus Plan will only take effect if the stockholders also approve the proposed Amendment and Restatement of the Company’s Certificate of Incorporation described above. Without stockholder approval of the Amendment and Restatement of the Certificate of Incorporation, the Company does not have the power to adopt the proposed Stock-Based Bonus Plan. Accordingly, if the Amendment and Restatement of the Certificate of Incorporation does not receive stockholder approval, this proposal to approve the Stock-Based Bonus Plan shall not be effective regardless of the affirmative or negative votes of the stockholders with respect to this proposal.

        If it takes effect, the Stock-Based Bonus Plan will replace and supersede the Officers Plan, which applies only to officers of the Company. No further awards will be granted under the Officers Plan, although existing grants will remain outstanding.

        The purpose of the Stock-Based Bonus Plan is to enhance the Company’s ability to attract and retain outstanding individuals to serve as key executive and managerial employees and as outside directors of the Company and to strengthen the mutuality of interest between such persons and the Company’s stockholders by providing participants in the Stock-Based Bonus Plan compensation in the form of or related to the value of Company Shares.

        Stockholders should be aware that the Compensation Committee of the Board has made a contingent grant of an option covering 100,000 Shares at a strike price of $0.50 per Share to Mr. Knauss, the Chairman of the Board and the Company’s Principal Executive Officer, contingent on the adoption of this Plan. No contingent grants have been made to any other Named Executive Officer, executive officer or employee of the Company.

        A summary of the principal features of the Stock-Based Bonus Plan is provided below. The summary is qualified in its entirety by reference to the full text of the Stock-Based Bonus Plan, which was filed electronically with this Proxy Statement with the SEC. Such text is not included in the printed version of this Proxy Statement.

        If approved by a majority vote of the stockholders voting on such matter (and if the restatement of the Certificate of Incorporation is also approved), the Stock-Based Bonus Plan will be effective the date of approval. The term of the Stock-Based Bonus Plan will continue until the tenth anniversary of the effective date (unless sooner terminated by the Board), or until all Shares reserved for awards have been granted. Although no new awards may be made after the termination of the Stock-Based Bonus Plan, the termination of the Stock-Based Bonus Plan will not affect the vesting of outstanding awards.

        The committee that administers the Stock-Based Bonus Plan has the authority, in its sole discretion, to determine which key executive and managerial employees will participate in the Stock-Based Bonus Plan and to grant such awards to each participant as it may, in its sole discretion, determine.

        All non-employee directors of the Company will automatically become participants in the Stock-Based Bonus Plan, and will automatically receive a grant of options on 8,000 Shares upon election to the Board, and an annual grant of options on 4,000 Shares on January 1 of each subsequent year. These grants will take the place of the grants previously made to non-employee directors under the Stock Option Plan, and non-employee directors who received their initial grant of options on 8,000 Shares under the Stock Option Plan will not receive another initial grant under the Stock-Based Bonus Plan, although they will receive the annual grants commencing with 2003. (There are insufficient Shares remaining to continue the annual grants under the Stock Option Plan.) These options will have an exercise price equal to the fair market value of the Shares on the date of grant, will have a term of 10 years, and will vest over four years in 25% annual increments, subject to the special rules described below. In addition to these grants of options, non-employee directors may receive other awards under the Stock-Based Bonus Plan, in the discretion of the Board.

        The committee may grant any of the four types of awards described below to any participant, and may grant more than one type of award to the same participant. Each award is based on a specified number of Shares, regardless of whether the award involves the issuance of Shares or a cash payment based upon a number of Shares, and all references in the Stock-Based Bonus Plan to the number of Shares covered by an award refer to the number of Shares that are either to be granted pursuant to the award or with respect to which the cash payment is determined. The four types of awards are as follows:

•	Restricted stock awards, which consist of the issuance in the name of the participant of a number of Shares specified by the committee.

•	Options, which consist of the right granted to a participant to purchase a certain number of Shares for a purchase price specified at the time of the award. Options granted under the Stock-Based Bonus Plan to employees may be either incentive stock options (“ISOs”) or nonqualified stock options. An ISO must have an exercise price that equals or exceeds the fair market value of the Shares subject to such option at the date of grant and expire no later than ten years after the date of grant. All options granted to non-employee directors will be nonqualified options, as required by the Internal Revenue Code.

•	Stock appreciation rights, which consist of the right granted to a participant to receive, with respect to a specified number of Shares, a payment equal to the difference between an amount determined at the time the award is granted and an amount based on the fair market value of the Shares at the time of exercise.

•	Phantom Stock, which consists of the right granted to a participant to receive, with respect to a specified number of Shares, a payment equal to or based upon the fair market value of such number of Shares.

        Section 162(m) of the Internal Revenue Code prohibits a Company from deducting more than $1,000,000 in compensation paid to certain officers in any year. There is an exception to this rule for certain “qualified incentive compensation” awards. Certain awards granted to employees under the Stock-Based Bonus Plan may be designated as “§162(m) awards”, which means that they are intended to qualify for this exception. As required by the regulations under Code §162(m), no single employee may receive awards that are intended to qualify as §162(m) awards in any year with respect to more than 50% of the total shares reserved for awards to employees.

        Generally, each award described above vests with respect to 25% of the number of Shares covered by such award on each anniversary of the date of such award, provided that the participant is still an employee on such date.

        All outstanding Shares or other awards previously granted to all employees fully vest in instances where (1) a participant dies while still an employee of the Company; (2) a participant terminates employment by reason of retirement after attaining the age of 65, or by reason of a mental or physical disability which prevents him or her from performing his or her duties as an employee; or (3) a change of control occurs. A change of control occurs when (i) any person owns or controls more than 40% of the Company’s voting securities other than a person that owns or exercises discretion or control over 25% of the Company’s voting securities as of the effective date; (ii) individuals who are directors as of the effective date, together with directors whose subsequent election is approved by a majority of the directors as of such date or whose election was previously so approved, cease to constitute a majority of the directors; or (iii) either (A) the Company’s stockholders approve any business combination and such stockholders do not own or control at least 75% of the voting securities of the resulting entity in approximately the same proportion as they owned the Company’s securities immediately prior to the business combination or (B) the Company’s stockholders approve a liquidation, dissolution or sale of the Company’s assets and, in either case, such stockholders do not own or control at least 75% of the voting securities of the resulting entity in approximately the same proportion as they owned the Company’s securities immediately prior to the transaction.

        To the knowledge of the Company, the sole persons with an ownership interest over 25% of the Company’s voting securities as of the date of this Proxy Statement are Carl C. Icahn and certain of his affiliates.

        If the Company terminates a participant’s employment for cause, all unvested awards and all vested but unexercised awards are forfeited in full. The committee, in its sole discretion, may alter any of the requirements for vesting including, without limitation, providing any requirements for vesting that are based upon the attainment of performance goals by the participant, by the Company, or by any division or subsidiary of the Company.

        Awards other than restricted stock granted to participants who are non-employee directors are fully vested when the director leaves the Board for any reason, including not being reelected; provided that if a director is removed for cause, as determined by the committee, all awards to the director (including Restricted Shares) are forfeited. Awards of restricted stock to non-employee directors are fully vested if the non-employee director (1) dies while serving on the board, (2) leaves the board because of a mental or physical disability, (3) either is not nominated for a new term as director after indicating a willingness to serve, or is not re-elected after being nominated, or (4) is a director during the occurrence of a change of control or whose board membership is terminated in anticipation of a change of control.

        Awards are not transferable; however, the committee may, in its sole discretion, but subject to any required regulatory approval, permit participants to transfer awards, other than ISOs, to members of their family, trusts, family partnerships or other entities established for members of their family, or charitable organizations, subject to terms, conditions and limitations the committee may require. Any awards so transferred remain subject to forfeiture in the hands of the transferee during any restricted period.

        In the event of a reorganization, recapitalization, stock split, reverse split, stock dividend, distribution of assets other than pursuant to a normal cash dividend, combination of shares, merger, consolidation, split-up, split-off, spin-off, share exchange or any similar change in the corporate structure or shares of the Company, the committee will make such adjustments as it deems are appropriate (such determination to be conclusive) to reflect such event (and to prevent the dilution or enlargement of rights under the Stock-Based Bonus Plan and outstanding awards) for all purposes of the Stock-Based Bonus Plan.

        The Board may amend, discontinue or suspend the Stock-Based Bonus Plan at any time, except that no amendment to the Stock-Based Bonus Plan will adversely affect any award made prior to the date of such amendment without the express written consent of the participant affected, and the Board may not adopt any change to the Stock-Based Bonus Plan that would cause awards to cease to qualify as exempt transactions under SEC Rule 16b-3, that would preclude awards that are intended to qualify as §162(m) awards from so qualifying, that would expand the class of employees eligible to receive ISOs, that would increase the number of Shares reserved for issuance (other than pursuant to equitable adjustments), or that would violate the listing rules of any stock exchange on which Shares are listed, except for any such change as would not have such effect if approved by the stockholders of the Company, in which case, the Board may only adopt such change subject to such approval.

        The Compensation Committee, or such other committee designated by the Board, will administer the Stock-Based Bonus Plan. The authority to administer and interpret the Stock-Based Bonus Plan on a daily basis, subject to the authority of the Committee, including the authority to prescribe procedures and take all other action that is ministerial or technical in nature, will be exercised by the Senior Vice President and Chief Financial Officer of the Company.

        Except for annual awards of options to purchase 4,000 Shares to each non-employee director and the contingent grants described above, it is not possible to determine the amount of awards that will be made under the Stock-Based Bonus Plan in the future, or to the state the amount of awards which would have been made in 2001 had the Stock-Based Bonus Plan been in effect. Such determinations, other than automatic awards to non-employee directors, are within the discretion of the committee, based on such factors as it deems pertinent in selecting participants and establishing awards.

Summary of Federal Income Tax Implications of Stock-Based Bonus Plan

        The following generally describes the principal federal income tax implications associated with the awards granted under the Stock-Based Bonus Plan. In general, the tax consequences for awards to employees and non-employee directors are the same, except that income realized by a non-employee director will be considered self-employment income rather than “wages” for withholding and social security tax purposes.

        1. Options and SARs. A participant does not recognize any income for federal income tax purposes on the date of grant of an option or SAR. The Company similarly does not have any federal income tax consequences at the date of grant. Depending upon the type of option, the exercise of an option may or may not result in the recognition of income for federal income tax purposes. With respect to an ISO, a participant will not recognize any ordinary income upon the option’s exercise (except that the alternative minimum tax may apply). However, a participant will generally recognize ordinary income upon the exercise of a non-qualified stock option, equal to the difference between the exercise price and the fair market value of shares purchased pursuant to the option on the date of exercise. With respect to the exercise of an SAR, the participant must generally recognize ordinary income equal to the cash received.

        ISOs are subject to certain holding requirements before a participant can dispose of the shares purchased pursuant to the exercise of the option and receive capital gains treatment on any income realized from the exercise of the option. Satisfaction of the holding periods determines the tax treatment of any income realized upon exercise. If a participant disposes of shares acquired upon exercise of an ISO before the end of the applicable holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise of the ISO minus the exercise price; or (ii) the amount realized upon the disposition of the shares minus the exercise price. Any excess of the fair market value on the date of such disposition over the fair market value on the date of exercise must be recognized as capital gains by the participant. If a participant disposes shares acquired upon the exercise of an ISO after the applicable holding periods have expired, such disposition generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax “basis” in such shares (generally, in such case, the tax “basis” is the exercise price).

        Generally, the Company will be entitled to a tax deduction (subject to the limitations on deductibility described below) in an amount equal to the amount recognized as ordinary income by the participant in connection with the exercise of options and SARs. However, the Company is generally not entitled to a tax deduction relating to amounts that represent capital gains to a participant. Accordingly, if the participant satisfies the requisite holding period prior to disposition to receive the favorable tax treatment accorded ISOs, the Company will not be entitled to any tax deduction with respect to an ISO. In the event the participant has a disqualifying disposition, the Company will be entitled to a tax deduction in an amount equal to the amount that the participant recognized as ordinary income.

        In 2001, the Internal Revenue Service (“IRS”) issued proposed regulations that would have provided that a participant recognizes compensation income subject to social security tax upon the exercise of an ISO, even though no income is recognized for ordinary income tax purposes. In Notice 2002-47, the IRS indefinitely suspended the application of this rule pending further study.

        2. Restricted Stock. A grant of restricted stock to a participant will not be taxable to the participant at the time of grant if the restricted stock remains subject to a substantial risk of forfeiture. Instead, the participant will be subject to tax at the time the shares of restricted stock vest. The amount of income recognized will be based on the fair market value of the restricted stock at the time it vests. Thus, for example, in the typical case of a grant of restricted stock to an employee, 25% of the restricted stock will vest on each anniversary of the grant, and, therefore, the participant will include the value of 25% of the restricted stock in income on each anniversary of the grant date, based on its value at the time of vesting. An employee whose grant of restricted stock is subject to vesting may elect, under §83(b) of the Internal Revenue Code, to include the value of the restricted stock in income at the time of grant, but in such case the employee is not entitled to an offsetting deduction if the restricted stock is later forfeited.

        The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the participant at the time the income is recognized, whether at the time of grant or as the restricted stock vests. When the participant subsequently sells the restricted stock, the amount of ordinary income recognized will be included in his tax basis for purposes of determining the amount of capital gain or loss recognized on the sale.

        3. Phantom Stock. Phantom Stock awards consist of payments of cash compensation determined by the performance of the Company’s stock. Such payments are taxed in the same manner as any other payment of cash compensation: they constitute ordinary income to the participant when received and are a deductible compensation expense for the Company (subject to the limitations described below) when paid.

        4. Deductibility of Compensation. In general, as discussed above, the Company is entitled to a deduction for compensation paid to either an employee or non-employee director, which is generally measured by the amount of ordinary income realized by the participant, and is deductible at the time the income is realized. However, there are some limitations on the Company’s ability to deduct compensation. Compensation is deductible only if it constitutes reasonable compensation for services actually rendered to the Company. In addition, under §162(m) of the Internal Revenue Code, compensation paid to certain officers of a company that is registered under Section 12 of the Securities Exchange Act of 1934 is not deductible to the extent it exceeds $1,000,000 in any year. The officers to whom this limitation applies are the person who is the chief executive officer on the last day of the year, and the other four executive officers whose compensation must be disclosed in the Company’s annual proxy statement.

        As discussed above, compensation that qualifies as “performance-based” compensation is excluded from the $1,000,000 deductibility cap of §162(m), and, therefore, remains fully deductible by the company that pays it. The Stock-Based Bonus Plan provides for awards to be designated by the committee as ‘§162(m) awards” that will qualify as performance-based compensation. In general, any option granted with an exercise price at least equal to 100% of fair market value of the underlying shares at the date of grant will qualify as a §162(m) award. Other awards which are conditioned upon achievement of performance goals may be designated as §162(m) awards if the payment of the award (or in the case of Restricted Stock, the vesting of the shares) is conditioned upon the achievement of performance goals established in advance by the committee, and if certain other requirements are met.

        The foregoing discussion provides only a general description of the application of federal income tax laws to certain types of awards under the Stock-Based Bonus Plan. This discussion is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Stock-Based Bonus Plan, as the consequences may vary with the types of awards granted, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the Stock-Based Bonus Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

        THE BOARD RECOMMENDS A VOTE FOR THE ABOVE PROPOSAL TO APPROVE THE STOCK-BASED BONUS PLAN FOR KEY EMPLOYEES AND NONEMPLOYEE DIRECTORS.

PERFORMANCE GRAPH

        The following graph sets forth a comparison of the cumulative total stockholder return on the Company’s Shares for the period beginning May 22, 2000, the date the Company’s Shares began trading on the Nasdaq National Market following its deemed registration under Section 12 of the Securities Exchange Act of 1934 by virtue of the consummation of the Joint Plan of Reorganization of Oldco and ending December 31, 2001, as compared with the cumulative total return of the S&P SmallCap 600 Index and the Russell 2000 Index. Due to the breadth of the Company’s business, no published industry or line-of-business index exists and the Company does not believe it can reasonably identify a peer group for comparison. The Company has selected the Russell 2000 Index as an index of issuers with similar market capitalizations. This graph assumes an investment of $100 on May 22, 2000 in the Company’s Shares and on April 30, 2000 in the S&P SmallCap 600 Index and the Russell 2000 Index, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

ANNUAL REPORT ON FORM 10-K

        A copy of the Company’s Annual Report on Form 10-K filed with the SEC, accompanies this Proxy Statement. Additional copies may be obtained, at no charge, by writing to Philip Services Corporation, 5151 San Felipe, Suite 1600, Houston, Texas 77056, Attention: Secretary.

PROPOSALS OF SECURITY HOLDERS

        A stockholder who intends to present a proposal at the 2003 Annual Meeting of Stockholders, anticipated to be in May, and who wishes to have the proposal included in the Company’s Proxy Statement and form of Proxy for that meeting must deliver the proposal to the Secretary. The Secretary must receive all proposals at the Company’s principal executive office, 5151 San Felipe, Suite 1600, Houston, Texas 77056, within a reasonable time before the Company begins to print and mail its proxy materials for such Annual Meeting and the proposal must satisfy the rules and regulations of the SEC to be eligible for inclusion in the Proxy Statement for that meeting.

OTHER MATTERS

        The Board of Directors knows of no other business that may come before the Annual Meeting. However, if any other matters are properly presented during the Annual Meeting, the persons named in the Proxies will vote upon them in accordance with their discretion.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED STAMPED ENVELOPE.

Exhibit A

CHARTER OF THE AUDIT COMMITTEE

I.     AUTHORITY

        The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Philip Services Corporation (the “Corporation”) is established pursuant to Article II, Section 4 of the Corporation’s By-Laws and Section 141(c) of the Delaware General Corporation Law. The Committee shall comprise three or more directors as determined from time to time by resolution of the Board. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chair of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chair, the members of the Committee, by majority vote, may designate a Chair.

II.    PURPOSE OF THE COMMITTEE

        The Committee’s purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Corporation and its subsidiaries.

        The Committee shall oversee the audit efforts of the Corporation’s independent accountants and internal auditors, and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Corporation’s accountants are independent. It is an objective of the Committee to maintain free and open communications among the Board, the independent accountants, the internal auditors and the financial and senior management of the Corporation.

III.   COMPOSITION OF THE COMMITTEE

        Each member of the Committee shall be an “independent” director within the meaning of Nasdaq rules and, as such, shall be free from any relationship that may interfere with the exercise of his or her independent judgment as a member of the Committee. Notwithstanding the foregoing, as permitted by the rules of Nasdaq, under exceptional and limited circumstances, one director who does not meet certain of the criteria for “independence” may be appointed to the Committee if the Board determines in its business judgment that membership on the Committee by such person is in the best interests of the Corporation and its stockholders and the Corporation discloses in the annual proxy statement the nature of such person’s relationship and the reasons for the Board’s determination. All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. “Financial literacy” shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting practices and an ability to read and understand fundamental financial statements. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or senior officer with financial oversight responsibilities. Committee members, if they or the Board deem it appropriate, may enhance their understanding of finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant or firm.

IV.    MEETINGS OF THE COMMITTEE

        The Committee shall meet with such frequency and at such intervals as it shall determine necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management, the head of the internal auditing department and the Corporation’s independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believes should be discussed privately. In addition, the Committee shall meet or confer with the independent accountants and management quarterly to review the Corporation’s periodic reports, including the financial statements, prior to filing with the Securities and Exchange Commission (“SEC”). The Chair of the Committee should work with the Senior Vice President and Chief Financial Officer, the Vice President and Corporate Controller and management to establish agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee’s activities and provide copies of such minutes to the Board. The presence in person or by telephone of a majority of the members of the Committee shall constitute a quorum for any meeting of the Committee. Actions of the Committee require the vote of the majority of its members present at a meeting of the Committee at which a quorum is present. The Committee shall determine its rules of procedure.

V.     DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

        In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to react or respond to changing circumstances or conditions. The Committee shall review and reassess annually the adequacy of the Committee’s Charter. The Charter shall specify: (1) the scope of the Committee’s responsibilities and how it carries out those responsibilities; (2) the ultimate accountability of the Corporation’s independent accountants to the Board and the Committee; (3) the responsibility of the Committee and the Board for the selection, evaluation and replacement of the Corporation’s independent accountants; and (4) that (i) the Committee is responsible for ensuring that the Corporation’s independent accountants submit on a periodic basis to the Committee a formal written statement delineating all relationships between the independent accountants and the Corporation, and (ii) the Committee is responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for recommending that the Board take appropriate action to ensure the independence of the independent accountants.

        While there is no “blueprint” to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee:

Selection and Evaluation of Accountants

(a)	Make recommendations to the Board as to the selection of the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

(b)	review and approve the Corporation’s independent accountants’ auditing services and the fees therefor, including the annual engagement letter;

(c)	review the performance of the Corporation’s independent accountants and make recommendations to the Board regarding the replacement or termination of the independent accountants when circumstances warrant;

(d)	oversee the independence of the Corporation’s independent accountants by, among other things:

(i)	requiring the independent accountants to deliver to the Committee on a periodic basis a formal written statement confirming that the independent accountants have not provided any non-audit service to the Corporation contemporaneously with the audit, except as permitted or provided in (ii); and

(ii)	requiring that any non-audit service provided by the independent accountants to the Corporation be approved in advance of any provision of such services by the Committee unless (A) the aggregate amount of all such non-audit services provided to the Corporation constitute not more than 5 percent of the total amount of revenues paid by the Corporation to the independent accountants during the fiscal year in which the nonaudit services are provided; (B) such services were not recognized by the Corporation at the time of engagement to be non-audit services; and (C) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audits by the Committee or by 1 or more members of the Committee to whom authority to grant such approvals has been delegated by the Committee. In no event shall the independent accountants provide any of the following non-audit services to the Corporation nor shall the Committee approve any of the following services:

(1)	bookkeeping or other services related to the accounting records or financial statements of the Corporation;

(2)	financial information systems design and implementation;

(3)	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

(4)	actuarial services;

(5)	internal audit outsourcing services;

(6)	management functions or human resources;

(7)	broker or dealer, investment adviser, or investment banking services;

(8)	legal services and expert services unrelated to the audit; and

(9)	any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

(e)	instruct the Corporation’s independent accountants that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection, evaluation and termination of the Corporation’s independent accountants;

Oversight of Annual Audit and Quarterly Reviews

(f)	review and accept, if appropriate, the annual audit plan of the Corporation’s independent accountants, including the scope of audit activities, and monitor such plan’s progress and results during the year;

(g)	confirm through private discussions with the Corporation’s independent accountants and the Corporation’s management that no management restrictions are being placed on the scope of the independent accountants’ work;

(h)	review the results of the year-end audit of the Corporation, including (as applicable):

(i)	the audit report, the published financial statements, the management representation letter, the “Memorandum Regarding Accounting Procedures and Internal Control” or similar memorandum prepared by the Corporation’s independent accountants, and any other pertinent reports and management’s responses concerning such memoranda;

(ii)	the qualitative judgments of the independent accountants about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Corporation, and, in particular, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates;

(iii)	the methods used to account for significant unusual transactions;

(iv)	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

(v)	management’s process for formulating sensitive accounting estimates and the reasonableness of these estimates;

(vi)	significant recorded and unrecorded audit adjustments;

(vii)	any material accounting issues among management, the Corporation’s internal auditing department and the independent accountants; and

(viii)	other matters required to be communicated to the Committee under generally accepted auditing standards, as amended, by the independent accountants;

(i)	review with management and the Corporation’s independent accountants such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation’s financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;

(j)	confirm that the Corporation’s interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation’s independent accountants;

Oversight of Financial Reporting Process and Internal Controls

(k)	review and comment upon the interim financial statements included in the Quarterly Reports on Form 10-Q;

(l)	review and comment upon the press releases of the Corporation in which year-end and quarterly results are announced;

(m)	review the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures through inquiry and discussions with the Corporation’s independent accountants and management of the Corporation;

(n)	review with management the Corporation’s administrative, operational and accounting internal controls, including controls and security of the computerized information systems, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

(o)	review with management and the independent accountants any reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, affecting internal control;

(p)	receive periodic reports from the Corporation’s independent accountants and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board or the SEC or other regulatory body, any other significant accounting or practices or financial reporting matters that may have a bearing on the Corporation, all alternative treatments of financial information within generally accepted accounting principles that have been discussed by the independent accountants with management of the Corporation, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants; and other material written communications between the independent accountants and the management of the Corporation, such as any management letter or schedule of unadjusted differences;

(q)	establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent accountants, the Corporation’s internal auditing department and management;

Other Matters

(r)	meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

(s)	prepare a report to be included in each annual proxy statement (or, if not previously provided during the fiscal year, any other proxy statement or consent statement relating to the election of directors) of the Corporation which states, among other things, whether:

(i)	the Committee has reviewed and discussed with management the audited financial statements to be included in the Corporation’s Annual Report on Form 10-K;

(ii)	the Committee has discussed with the Corporation’s independent accountants the matters that the accountants are required to discuss with the Committee by Statements on Auditing Standard No. 61 (as it may be modified or supplemented);

(iii)	the Committee has received the written disclosures and the letter from the Corporation’s independent accountants required by Independence Standards Board Standard No. 1, as it may be modified or supplemented, and has discussed with the independent accountants their independence; and

(iv)	based on the review and discussions described in subsections (i), (ii) and (iii) above, the Committee has recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the last fiscal year for filing with the SEC;

(t)	review the Corporation’s policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets and consider the results of any review of these policies and procedures by the Corporation’s independent accountants;

(u)	review the Corporation’s program to monitor compliance with the Corporation’s Code of Conduct, and meet periodically with the Vice President and Corporate Controller to discuss compliance with the Code of Conduct;

(v)	obtain from the independent accountants any information pursuant to Section 10A of the Securities Exchange Act of 1934;

(w)	conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and

(x)	perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

With respect to the duties and responsibilities listed above, the Committee should:

(1)	report regularly to the Board on its activities, as appropriate;

(2)	exercise reasonable diligence in gathering and considering all material information;

(3)	understand and weigh alternative courses of conduct that may be available;

(4)	focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;

(5)	if the Committee deems it appropriate, secure independent expert advice and understand the expert’s findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

(6)	provide management, the Corporation’s independent accountants and internal auditors with appropriate opportunities to meet privately with the Committee.

VI.    LIMITATIONS OF DUTIES AND RESPONSIBILITIES

        While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent accountants or to ensure that the Corporation complies with all laws and regulations.

Exhibit B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PHILIP SERVICES CORPORATION

Pursuant to Sections 242 and 245 of the

Delaware General Corporation Law

        Philip Services Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (as in effect from time to time, the “DGCL”), does hereby certify as follows:

        (1) The name of the Corporation is Philip Services Corporation. The Corporation was originally incorporated under the name Philip Environmental (Delaware), Inc. The Corporation later changed its name to Philip Services (Delaware), Inc. and then to Philip Services Corporation. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on July 10, 1991.

        (2) This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) and by the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the DGCL.

        (3) This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

        (4) The text of the Certificate of Incorporation is amended and restated in its entirety as follows:

        FIRST: The name of the Corporation is

Philip Services Corporation

        SECOND: The registered office of the Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, City of Wilmington, County of Newcastle. The name of its registered agent in the State of Delaware at such address is Corporation Service Company.

        THIRD: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the DGCL.

        FOURTH: (a) The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is one hundred million shares, of which ninety million (90,000,000) shares shall be designated Common Stock, par value $0.01 per share, and of which ten million (10,000,000) shares shall be designated Preferred Stock, par value $0.01 per share.

        (b)  Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and, to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law. Except to the extent that the holders of issued and outstanding shares of Preferred Stock are entitled to vote, the entire voting power for the election of directors shall be vested exclusively in the holders of Common Stock, who shall be entitled to one vote for each share of Common Stock held by them of record.

        FIFTH: (a) The business of the Corporation shall be managed under the direction of the Board of Directors except as otherwise provided by law. The number of directors of the Corporation (“Directors”) shall be fixed from time to time by, or in the manner provided in, the by-laws of the Corporation (the “By-Laws”). Election of Directors need not be by written ballot unless the By-Laws shall so provide.

        (b)  The vote of the holders of two-thirds of the shares of capital stock of the Corporation, issued and outstanding and entitled to vote thereon, shall be necessary at any meeting of stockholders to amend this Certificate of Incorporation or the By-Laws to provide for the Board of Directors to be divided into classes, pursuant to Section 141(d) of the DGCL.

        SIXTH: The Board of Directors may make, alter or repeal the By-Laws except as otherwise provided in this Certificate of Incorporation and the By-Laws.

        SEVENTH: (a) The affirmative vote of the holders of a majority of the Disinterested Stock (as hereinafter defined) entitled to vote in the election of Directors, considered for the purposes of this Article SEVENTH as one class, shall be required for the adoption or authorization of a Business Combination (as hereinafter defined) with any other Person (as hereinafter defined) if, as of the record date for the determination of stockholders entitled to notice thereof and to vote thereon, such other Person is the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the outstanding shares of capital stock of the Corporation entitled to vote in the election of Directors, considered for the purposes of this Article SEVENTH as one class;

        (b)  The provisions of this Article SEVENTH shall also apply to a Business Combination with any other Person which at any time has been the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the outstanding shares of capital stock of the Corporation entitled to vote in the election of Directors, considered for the purpose of this Article SEVENTH as one class, notwithstanding the fact that such other Person has reduced its stockholdings below twenty percent (20%) if, as of the record date for the determination of shareholders entitled to notice of and to vote on the Business Combination, such other Person is an Affiliate (as hereinafter defined) of the Corporation.

        (c)  Notwithstanding the foregoing, the voting requirements of the Disinterested Stock under this Article SEVENTH shall not be applicable to the adoption or authorization of a Business Combination if:

(i)	The cash, or fair market value of other consideration, to be received per share by holders of shares of any class of capital stock of the Corporation in such Business Combination bears the same or a greater percentage relationship to the market price of such shares of capital stock immediately prior to the announcement of such Business Combination as the highest per share price (including brokerage commissions and/or soliciting dealers’ fees) which such other Person has theretofore paid for any of such shares of capital stock already owned by it bears to the market price of such shares of capital stock immediately prior to the commencement of acquisition of such shares of capital stock by such other Person; or

(ii)	The cash, or fair market value or other consideration, to be received per share by holders of shares of any class of capital stock of the Corporation in such Business Combination is not less than the highest per share price (including brokerage commissions and/or soliciting dealers’ fees) paid by such other Person in acquiring any of its holdings of such shares of capital stock.

        (d)  As used in this Article SEVENTH,

(i)	“Affiliate” shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on January 1, 2000;

(ii)	“Business Combination” shall include any merger or consolidation of the Corporation with or into any other corporation or the sale or disposition of all or substantially all of the assets of the Corporation to, or any sale or lease to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets of, any other Person;

(iii)	“Disinterested Stock” shall mean the shares of capital stock of the Corporation entitled to vote for the election of Directors which are not beneficially owned by a Person that is the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the outstanding shares of capital stock of the Corporation entitled to vote in the election of Directors or any other Person that is an Affiliate of such Person;

(iv)	“Person” shall include any corporation, person or other entity (other than the Corporation, any of its subsidiaries or a trustee holding stock for the benefit of employees of the Corporation or its subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangements) and any other entity with which such Person or Affiliate of such Person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of capital stock of the Corporation in any transaction or series of transactions not involving a “public offering” of the Corporation’s capital stock within the meaning of the Securities Act of 1933, as amended, together with the successors and assigns of such entities;

(v)	in the event that a particular Person has the right to acquire shares of capital stock of the Corporation, pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, such Person shall be deemed to be the beneficial owner of such shares; and

(vi)	the outstanding shares of any class of capital stock of the Corporation shall include shares deemed owned through application of clause (v) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise;

        (e)  A majority of the Directors shall have the power and duty to determine for the purposes of this Article SEVENTH on the basis of information known to them whether (i) a Person beneficially owns more than twenty percent (20%) of the outstanding shares of capital stock of the Corporation entitled to vote in the election of Directors, (ii) a Person is an Affiliate of another Person or (iii) a Person has an agreement, arrangement or understanding with any another Person.

        (f)  No amendment to this Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this Article SEVENTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote of the holders of sixty-six and two thirds percent (66 2/3%) of all shares of capital stock of the Corporation entitled to vote in the election of Directors, considered for the purposes of this Article SEVENTH as one class.

        (g)  Nothing contained in this Article SEVENTH shall be construed to relieve any other Person from any fiduciary obligation imposed by law.

        EIGHTH: (a) An approval by the holders of a majority of the Corporation’s capital stock at a meeting and entitled to vote thereon shall be necessary for the Corporation to take any of the following actions:

(1)	Any issuance of capital stock of the Corporation that will result in a change of control of the Corporation;

(2)	any acquisition of the stock or assets of another company if:

(i)	any Director or officer or substantial stockholder of the Corporation has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of capital stock of the Corporation, or securities convertible into or exercisable for shares of capital stock of the Corporation, that could result in an increase in the outstanding capital stock or voting power of the Corporation of 5% or more; or

(ii)	such acquisition, if consummated involves issuance or potential issuance of capital stock of the Corporation, or securities convertible into or exercisable for shares of capital stock of the Corporation, other than a public offering for cash, where:

(A)	the capital stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the capital stock or securities convertible into or exercisable for the capital stock; or

(B)	the number of shares of capital stock to be issued is or will be equal to or in excess of 20% of the number of shares of capital stock outstanding before the issuance of the capital stock; or

(3)	any transaction other than a public offering involving:

(i)	the sale or issuance by the Corporation of capital stock (or securities convertible into or exercisable for capital stock) at a price less than the greater of book or market value which, together with related sales by Directors or officers or substantial stockholders of the Corporation, equals 20% or more of capital stock or 20% or more of the voting power outstanding before the issuance; or

(ii)	the sale or issuance by the Corporation of capital stock (or securities convertible into or exercisable for capital stock) equal to 20% or more of the capital stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the capital stock.

        (b)  Exceptions for the stockholder approval required in this Article EIGHTH may be made upon application to the Board of Directors when:

(1)	the delay in securing stockholder approval would seriously jeopardize the financial viability of the Corporation; and

(2)	reliance by the Corporation on this exception is expressly approved by the Audit Committee or a comparable body of the Board of Directors.

        In the event that the Corporation is relying on this exception, the Corporation must mail to all stockholders not later than ten days before issuance of the securities a letter alerting them to its omission to seek the stockholder approval that would otherwise be required and indicating that the Audit Committee or a comparable body of the Board of Directors has expressly approved the exception.

        (c)  Only shares of capital stock actually issued and outstanding (excluding treasury shares or shares held by a subsidiary) are to be used in making any calculation provided for in this Article EIGHTH. Unissued shares of capital stock reserved for issuance upon conversion of securities or upon exercise of options or warrants will not be regarded as outstanding.

        (d)  Voting power outstanding as used in this Article EIGHTH refers to the aggregate number of votes which may be cast by holders of those securities outstanding which entitle the holders thereof to vote generally on all matters submitted to the holders of capital stock of the Corporation for a vote.

        (e)  Any holder of more than either 5% of the number of shares of capital stock of the Corporation or 5% of the voting power outstanding of the Corporation shall be considered a substantial stockholder of the Corporation for purposes of this Article EIGHTH.

        NINTH: The Directors shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the DGCL.

        (a)  A Director shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those breaches and acts or omissions with respect to which the DGCL expressly provides that this provision shall not eliminate or limit such personal liability of Directors. Neither the modification or repeal of this paragraph (a) of Article NINTH nor any amendment to the DGCL that does not have retroactive application shall limit the right of Directors hereunder to exculpation from personal liability for any act or omission occurring prior to such amendment, modification or repeal.

        (b)  The Corporation shall indemnify each Director and each officer of the Corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the By-Laws, and in furtherance hereof the Board of Directors is expressly authorized to amend the By-Laws from time to time to give full effect hereto, notwithstanding possible self-interest of the Directors in the action being taken. Neither the modification or repeal of this paragraph (b) of Article NINTH nor any amendment to the DGCL that does not have retroactive application shall limit the right of Directors and officers of the Corporation to indemnification hereunder with respect to any act or omission occurring prior to such modification, amendment or repeal.

        TENTH: The Corporation shall not enter into any rights plan or rights agreement without the approval of the holders of at least sixty-six and two thirds percent (66 2/3%) of all shares of each class of capital stock of the Corporation entitled to vote in the election of Directors, voting as a class.

        ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided however, that any amendment to Article Tenth of this Certificate of Incorporation shall require the approval of the holders of at least sixty-six and two-thirds percent (66 2/3%) of all shares of capital stock of the Corporation entitled to vote in the election of Directors considered for the purposes of this Article ELEVENTH as one class.

        TWELFTH: The Corporation shall not be governed by Section 203 of the Delaware General Corporation Law.

        IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this 19th day of December, 2002.

PHILIP SERVICES CORPORATION

By:

Name:
Title:

PROXY	PROXY

PHILIP SERVICES CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors

For the Annual Meeting of Stockholders December 19, 2002

          The undersigned hereby appoints Michael W. Ramirez and Noel Elfant, as Proxies, each with the power to act alone and with full power of substitution and revocation, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the Shares of Common Stock of Philip Services Corporation that the undersigned has the power to vote, with all powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Philip Services Corporation to be held on December 19, 2002, or at any adjournment or postponement thereof, as specified below on the following matters which are further described in the Proxy Statement related hereto:

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED AND FOR PROPOSALS 2, 3, 4 AND 5.

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

USING THE ENCLOSED ENVELOPE.

(OVER)

(CONTINUED FROM THE OTHER SIDE)

PHILIP SERVICES CORPORATION

1.	THE ELECTION OF DIRECTORS
	Nominees:	01-Harold First 02-Edmund B. Frost 03-Robert L. Knauss 04-Robert J. Mitchell 05-Stanley N. Nortman 06-Felix Pardo	For All ☐	Withhold All ☐	For All Except ☐

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) NAMED ABOVE, ENTER THE NAME(S) OF THE NOMINEE(S) ON THE LINE BELOW.

(Except Nominee(s) written above)

2.	PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS FOR 2002.

For	Against	Abstain
☐	☐	☐

3.	PROPOSAL TO AMEND AND RESTATE THE CERTIFICATE OF INCORPORATION.

For	Against	Abstain
☐	☐	☐

4. PROPOSAL TO AMEND THE NON-EMPLOYEE DIRECTORS RESTRICTED STOCK PLAN TO MODIFY THE CIRCUMSTANCES UNDER WHICH FUTURE GRANTS VEST, TO RESERVE AN ADDITIONAL 200,000 SHARES OF THE COMPANY’S COMMON STOCK FOR ISSUANCE UNDER THE PLAN AND TO MAKE CERTAIN TECHNICAL AMENDMENTS TO COMPLY WITH REGULATORY REQUIREMENTS.

For	Against	Abstain
☐	☐	☐

5.	PROPOSAL TO ADOPT THE STOCK-BASED BONUS PLAN.

For	Against	Abstain
☐	☐	☐

6. IN ACCORDANCE WITH THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Dated: , 2002 Signature(s)

Please sign exactly as your name(s) appears hereon. Joint owners should each sign personally. If signing in a fiduciary or representative capacity, give full title as such. If an entity, please sign in full entity name by authorized officer or other authorized person.

•  FOLD AND DETACH HERE  •

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

IN THE ENCLOSED ENVELOPE.